                                                                     EXHIBIT 2.1

===============================================================================

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


                                    BETWEEN


                                  ESOFT, INC.,

                         ESOFT ACQUISITION CORPORATION


                                      AND


                             APEXX TECHNOLOGY, INC.


                          DATED AS OF JANUARY 25, 1999


===============================================================================

                               TABLE OF CONTENTS


ARTICLE I      THE MERGER

          1.1       The Merger....................................................................................1
          1.2       The Closing...................................................................................1
          1.3       Effective Time................................................................................2
          1.4       Subsequent Actions.  .........................................................................2

ARTICLE II     ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

          2.1       Articles of Incorporation.....................................................................2
          2.2       Bylaws........................................................................................2

ARTICLE III    DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

          3.1       Directors of the Surviving Corporation........................................................2
          3.2       Officers......................................................................................2

ARTICLE IV     EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND THE COMPANY

          4.1       Merger Sub Stock..............................................................................2
          4.2       The Company Securities........................................................................3
          4.3       Exchange of Certificates Representing the Company Common Stock................................4
          4.4       Adjustment of Exchange Ratios.................................................................6

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          5.1       Existence, Good Standing, Corporate Authority, Compliance With Law............................6
          5.2       Authorization, Validity, and Effect of Agreements.............................................6
          5.3       Capitalization................................................................................7
          5.4       Other Interests...............................................................................7
          5.5       No Violation..................................................................................7
          5.6       Financial Statements..........................................................................8
          5.7       Absence of Undisclosed Liabilities............................................................8
          5.8       Absence of Certain Changes or Events..........................................................8
          5.9       List of Properties, Contracts, Etc...........................................................10
          5.10      Title to Assets..............................................................................12
          5.11      Adequacy of Assets...........................................................................12
          5.12      Condition of Inventory, Property, Plant, and Equipment.......................................12
          5.13      Accounts Receivable and Accounts Payable.....................................................13
          5.14      Litigation...................................................................................13
          5.15      Taxes........................................................................................13
          5.16      Proprietary Rights...........................................................................14
          5.17      Royalties....................................................................................15
          5.18      Year 2000 Compliance.........................................................................16
          5.19      Labor Relations.  ...........................................................................16
          5.20      Certain Employee Matters.  ..................................................................16
          5.21      Transactions With Affiliates.................................................................17
          5.22      Permits; Compliance With Laws................................................................17
          5.23      Environmental Matters........................................................................17
          5.24      Adverse Agreements...........................................................................18


          5.25      Fees.........................................................................................18
          5.26      Books and Records............................................................................18
          5.27      ERISA........................................................................................18
          5.28      Pooling of Interests Treatment...............................................................19
          5.29      Insurance....................................................................................19
          5.30      Disclosure...................................................................................19

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          6.1       Existence; Good Standing; Corporate Authority; Compliance with Law...........................19
          6.2       Authorization, Validity, and Effect of Agreements............................................20
          6.3       Capitalization...............................................................................20
          6.4       No Violation.................................................................................21
          6.5       SEC Documents................................................................................21
          6.6       No Consent or Approval Required..............................................................21
          6.7       Absence of Change............................................................................21
          6.8       Brokerage....................................................................................22
          6.9       Accounts Receivable and Accounts Payable.....................................................22
          6.10      Litigation...................................................................................22
          6.11      Proprietary Rights...........................................................................22
          6.12      Royalties....................................................................................22
          6.13      Year 2000 Compliance.........................................................................23
          6.14      Labor Relations.  ...........................................................................23
          6.15      Certain Employee Matters.  ..................................................................23
          6.17      ERISA........................................................................................23
          6.18      Pooling of Interests Treatment...............................................................24

ARTICLE VII    COVENANTS

          7.1       Alternative Proposals........................................................................24
          7.2       Escrow of Source Code.  .....................................................................25
          7.3       Interim Operations...........................................................................25
          7.4       Registration Statement/Proxy Statement.......................................................26
          7.5       Meeting of Stockholders......................................................................26
          7.6       Notices to Holders of Company Options........................................................27
          7.7       Filings; Other Action........................................................................27
          7.9       Release of Guaranty..........................................................................27
          7.10      Publicity....................................................................................27
          7.11      Listing Application..........................................................................28
          7.12      Further Action...............................................................................28
          7.13      Expenses.....................................................................................28
          7.14      Pooling......................................................................................28
          7.15      Publication of Financials....................................................................28
          7.16      Tax Matters..................................................................................28
          7.17      Voting Agreements............................................................................28
          7.18      Employment Agreements........................................................................28

ARTICLE VIII   CONDITIONS

          8.1       Conditions to Each Party's Obligation to Effect the Merger...................................29
          8.2       Conditions to Obligation of the Company to Effect the Merger.................................30
          8.3       Conditions to Obligation of Parent and Merger Sub to Effect the Merger.......................31



ARTICLE IX     ESCROW; LIMITS ON LIABILITY

          9.1       Delivery of Parent Common Stock to the Escrow Agent..........................................32
          9.2       Dividends Declared After the Effective Time..................................................32
          9.3       Survival of Representations..................................................................33
          9.4       Indemnity....................................................................................33
          9.5       Application by Parent to Escrow Agent for Payment of Claims..................................33
          9.6       Distribution of Deferred Merger Consideration to the Company's Stockholders..................33
          9.7       Unclaimed Funds..............................................................................33

ARTICLE X      TERMINATION

          10.1      Termination by Mutual Consent................................................................33
          10.2      Termination by Either Parent or the Company..................................................34
          10.3      Termination by the Company...................................................................34
          10.4      Termination by Parent........................................................................34
          10.5      Effect of Termination and Abandonment........................................................34
          10.6      Extension; Waiver............................................................................35

ARTICLE XI     GENERAL PROVISIONS

          11.1      Confidentiality..............................................................................35
          11.2      Notices......................................................................................35
          11.3      Assignment, Binding Effect...................................................................35
          11.4      Entire Agreement.............................................................................36
          11.5      Amendment....................................................................................36
          11.6      Governing Law................................................................................36
          11.7      Counterparts.................................................................................36
          11.8      Headings.....................................................................................36
          11.9      Interpretation...............................................................................36
          11.10     Waivers......................................................................................36
          11.11     Incorporation of Exhibits....................................................................36
          11.12     Severability.................................................................................36
          11.13     Enforcement of Agreement.....................................................................36
          11.14     Subsidiaries.................................................................................37
          11.15     Consent......................................................................................37


EXHIBIT A           Source Code Escrow Agreement
EXHIBIT B           Voting Agreement
EXHIBIT C
     C-1            Loutzenheiser Employment Agreement
     C-2            Youngwerth Employment Agreement
     C-3            Hanousek Employment Agreement
     C-4            Jenks Employment Agreement
EXHIBIT D           Escrow Agreement
EXHIBIT E           Marketing Plan
EXHIBIT F           Opinion of Parent Counsel
EXHIBIT G           Opinion of Company Counsel
EXHIBIT H           Stockholders Agreement

                              INDEX OF DEFINITIONS


activities.......................................................................................................17
Agreement.........................................................................................................1
Alternative Proposal.............................................................................................24
CERCLA...........................................................................................................17
Certificate.......................................................................................................3
Closing Date......................................................................................................1
Closing...........................................................................................................1
Commission.......................................................................................................21
Company Breakup Fee..............................................................................................34
Company Insurance Coverage.......................................................................................19
Company Common Stock..............................................................................................3
Company Balance Sheet.............................................................................................8
Company Material Adverse Effect...................................................................................8
Company Real Property............................................................................................10
Company...........................................................................................................1
Company Superior Proposal........................................................................................25
Deferred Merger Consideration Fund...............................................................................32
Deferred Merger Consideration.....................................................................................4
Dissenting Share..................................................................................................3
Documentation....................................................................................................11
Effective Time....................................................................................................2
Environmental Requirement........................................................................................18
ERISA............................................................................................................18
ERISA Affiliate..................................................................................................18
Escrow Agent......................................................................................................4
Escrow Agreement.................................................................................................29
Exchange Agent....................................................................................................4
Exchange Act.....................................................................................................21
Exchange Fund.....................................................................................................4
hazardous waste..................................................................................................23
hazardous waste..................................................................................................17
Hazardous Material...............................................................................................17
IBCA..............................................................................................................1
Initial Merger Consideration......................................................................................4
knowledge.........................................................................................................7
Loan Agreement....................................................................................................8
Material Contracts...............................................................................................12
Merger............................................................................................................1
Merger Sub........................................................................................................1
Multiemployer Plan...............................................................................................18
Multiple Employer Plan...........................................................................................18
Multiple Employer Plan...........................................................................................23
Option............................................................................................................3
Options...........................................................................................................3
Outside Closing Date.............................................................................................34
Pacific Crest.....................................................................................................5
parachute payments...............................................................................................14
Parent Common Stock...............................................................................................3
Parent Real Property.............................................................................................23



Parent............................................................................................................1
Parent Breakup Fee...............................................................................................35
Parent Reports...................................................................................................21
Parent Preferred Stock...........................................................................................20
Parent Material Adverse Effect...................................................................................21
Parent Stock Option...............................................................................................3
Pension Plan.....................................................................................................19
Plan.............................................................................................................18
Product..........................................................................................................16
Proprietary Rights................................................................................................9
Proxy Statement/Prospectus.......................................................................................26
RCRA.............................................................................................................17
Registration Statement...........................................................................................26
Regulatory Filings................................................................................................8
Securities Act...................................................................................................21
Share Exchange Ratio..............................................................................................3
Software.........................................................................................................11
Stock Option Plans................................................................................................3
Stockholders Agreement...........................................................................................33
Subsidiary.......................................................................................................37
Surviving Corporation.............................................................................................1
System...........................................................................................................16
Taxes............................................................................................................14
tools............................................................................................................11
Unfunded Pension Liability.......................................................................................19
Year 2000 Compliant..............................................................................................16

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 25, 1999 between eSoft, Inc., a Delaware corporation ("Parent"), eSoft Acquisition Corporation, an Idaho corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Apexx Technology, Inc., an Idaho corporation (the "Company").

                                    RECITALS

         A. The Boards of Directors of Parent and the Company each have determined that a business combination between Parent and the Company is fair to and in the best interests of their respective companies and stockholders and accordingly, have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

         B. In connection with the merger provided for herein, a total of 2,947,368 shares of Parent's common stock will be issued or reserved for issuance. Of such shares, 1,591,365 shares will be issued in exchange for all of the issued and outstanding shares of the Company's common stock, and 1,356,003 shares will be held in reserve for issuance upon the exercise of options to purchase Parent's common stock.

         C. This merger is intended for financial accounting purposes to qualify as a pooling of interests and for tax purposes to qualify as a non-taxable reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         D. Parent, Merger Sub, and the Company desire to make certain representations, warranties, and agreements in connection with the merger.

         E. In consideration for the agreement of Parent and Merger Sub to effect the merger provided for herein, certain officers and key employees of the Company have agreed to execute employment and non-competition agreements as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants, and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and as of the Effective Time, shall be a wholly owned subsidiary of Parent. The Merger shall have the effects specified in Section 30-1-1106 of the Idaho Business Corporation Act (the "IBCA").

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Davis, Graham & Stubbs LLP at 370 17th Street, Suite 4700, Denver, Colorado 80202 at 10:00 a.m., local time, on (i) the later of the second business day following the date on which the last to be satisfied or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) shall be satisfied or waived in accordance with this Agreement, or April 30, 1999, or
(ii) or at such other time, date, or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 EFFECTIVE TIME. If all the conditions to the Merger set forth in
Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article X, on the Closing Date, the parties hereto shall execute and file Articles of Merger meeting the requirements of Section 30-1-1105 of the IBCA. The Merger shall become effective at the time of filing of the Articles of Merger with the Secretary of State of the State of Idaho in accordance with the IBCA, or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

         1.4 SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation's right, title or interest, in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise carry out the intent of this Agreement.

                                   ARTICLE II

                    ARTICLES OF INCORPORATION AND BYLAWS OF
                           THE SURVIVING CORPORATION

         2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

         2.2 BYLAWS. At the Effective Time, the Surviving Corporation shall take such action as is necessary to amend and restate the Bylaws of the Surviving Corporation to be the same as the Bylaws of Merger Sub hereto, until duly amended in accordance with applicable law.

                                  ARTICLE III

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         3.1 DIRECTORS OF THE SURVIVING CORPORATION. The Surviving Corporation shall take such action as is necessary to elect as directors of the Surviving Corporation immediately following the Effective Time: Tom Loutzenheiser, Jeffrey Finn and Tom Tennessen, until their successors are duly appointed or elected in accordance with applicable law.

         3.2 OFFICERS. The Surviving Corporation shall take such action as is necessary to elect as the officers of the Surviving Corporation immediately following the Effective Time: Tom Loutzenheiser, President, and Jeffrey Finn, Secretary, until their successors are duly appointed or elected in accordance with applicable law.


                                   ARTICLE IV

                EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB
                                AND THE COMPANY

         4.1 MERGER SUB STOCK. At the Effective Time, each share of common stock, no par value, of Merger Sub outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation.

         4.2 THE COMPANY SECURITIES.

             (a) Subject to the provisions of Article IX hereof, at the Effective Time, each share of common stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any share of Company Common Stock as to which any stockholder has exercised its dissenters rights under the IBCA (a "Dissenting Share")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.119651 (the "Share Exchange Ratio") validly issued, fully paid and non-assessable shares of common stock of Parent, $.01 par value ("Parent Common Stock").

             (b) Each Dissenting Share shall not be converted as set forth in
Section 4.2(a) above, but shall be converted into the right to receive such consideration from Parent as may be determined to be due with respect to such Dissenting Share pursuant to the IBCA; provided, however, that each Dissenting Share in respect of which a claim for appraisal is irrevocably withdrawn after the Effective Time shall be deemed to be converted, as of the Effective Time, into the right to receive 1.119651 shares of Parent Common Stock, subject to the provisions of Article IX hereof.

             (c) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of the Company Common Stock shall cease to be outstanding and shall be canceled and retired, and each holder of shares of the Company Common Stock shall thereafter cease to have any rights with respect to such shares of the Company Common Stock, except the right to receive, without interest, the Parent Common Stock in accordance with Sections 4.3(b), 4.3(e) and Article IX hereof (and cash in lieu of any fractional shares pursuant to Section 4.3(c) hereof) upon the surrender of a certificate (a "Certificate") representing such shares of the Company Common Stock or, with respect to a Dissenting Share, the right to receive such consideration per Dissenting Share as such holders of Dissenting Shares may be determined to be entitled pursuant to the IBCA.

             (d) Each share of the Company Common Stock issued and held in the Company's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

             (e) All options to purchase Company Common Stock (individually, a "Company Option" and collectively, the "Company Options") outstanding at the Effective Time under any Company stock option plan or agreement (the "Company Stock Option Plans") shall, at the Effective Time, automatically and without further action on the part of any holder thereof, be converted into an option to purchase Parent Common Stock (individually, a "Parent Stock Option" and collectively, the "Parent Options"). Each option granted by Parent hereunder shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement issued thereunder, except that (i) each such Company Option shall be exercisable for that whole number of shares of Parent Common Stock (to the nearest whole share) determined by multiplying the number of shares of the Company Common Stock subject to such Company Option immediately prior to the Effective Time times
1.085879 (the "Option Exchange Ratio"), (ii) the total option price of the shares of Parent Common Stock issuable upon exercise of a Parent Stock Option shall be an amount equal to the total option price of the shares of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time, (iii ) the exercise price per share shall be calculated by dividing the aggregate option value of the shares of Company Common Stock subject to such Company Options in effect immediately prior to the Effective Time by the number of shares of Parent Common Stock underlying such Parent Options, (iv) all Parent Stock Options shall be immediately exercisable. No payment shall be made for fractional interests. Except as set forth on Schedule 4.2(e) of the Company Disclosure Schedule attached to this Agreement (the "Company Disclosure Schedule"), from and after the date of this Agreement, no additional options shall be granted by Company under the Company Stock Option Plans or otherwise.

             (f) As soon as practicable after the Effective Time, Parent shall deliver (i) to the holders of Company Options that become fully vested and exercisable by virtue of the Merger a notice stating that by virtue of the Merger and pursuant to the terms and conditions of the relevant Company Stock Option Plan such Company Options have become fully vested and exercisable, and
(ii) to the holders of all Company Options a notice stating that the agreements evidencing the grants of such Company Options shall continue in effect as Parent Options on the same terms and conditions (subject to the terms of the relevant Company Stock Option Plan).

             (g) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Parent Options in accordance with Section 4.2(e). As soon as practicable following the Closing Date, Parent shall file a registration statement on Form S-8 with the Securities Exchange Commission with respect to the shares of Parent Common Stock subject to such Parent Options, and shall use reasonable efforts to have such registration statement declared effective and to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options remain outstanding.

         4.3 EXCHANGE OF CERTIFICATES REPRESENTING THE COMPANY COMMON STOCK.

             (a) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent, which shall be Parent's Transfer Agent or such other party reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Article IV, certificates representing ninety percent (90%) of the shares of Parent Common Stock (together with any unpaid dividends or distributions with respect thereto relating to record dates for such dividends or distributions after the Effective Time, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.2 and paid in exchange for outstanding shares of Company Common Stock other than Dissenting Shares (the "Initial Merger Consideration").

             (b) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an escrow agent selected by Parent, which escrow agent shall be reasonably satisfactory to the Company (the "Escrow Agent"), for the benefit of the holders of shares of Company Common Stock, for distribution in accordance with Article IX, certificates representing ten percent (10%) of the shares of Parent Common Stock (together with any dividends or other distributions with respect thereto relating to record dates for such dividends or distributions after the Effective Time) to be issued pursuant to Section 4.2 and paid in exchange for outstanding shares of Company Common Stock (the "Deferred Merger Consideration"). Any dividends or distributions with respect to the Deferred Merger Consideration relating to record dates for such dividends or distributions after the Effective Time shall be deposited with the Exchange Agent and shall constitute part of the Deferred Merger Consideration.

             (c) Within 10 days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock other than Dissenting Shares (i) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to such shares of the Company Common Stock shall pass, only upon delivery of the Certificates representing such shares to the Exchange Agent and which shall be in such form and have such other provisions as Parent may reasonably specify,
(ii) instructions for use in effecting the surrender of such Certificates in exchange for certificates representing shares of Parent Common Stock, and (iii) a direction letter, as contemplated in Section 4.3(d), to be executed by such holder and returned to the Exchange Agent. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed, in accordance with the instructions thereto, the holder of the shares represented by such Certificate shall be entitled to receive in exchange therefor (w) a certificate representing that number of whole shares of Parent Common Stock equal to the product of the Share Exchange Ratio times the number of shares so surrendered (rounded down to the nearest whole number), (x) cash in lieu of any fractional share that is equal to the product of such fractional interest times the last sales price of Parent Common Stock on the Closing Date as reported by the Nasdaq quotation system, (y) unpaid dividends and distributions, if any, that such holder has the right to receive in respect of the Initial Merger Consideration or the Deferred Merger Consideration, after giving effect to any required withholding tax, and (z) the right to receive a fractional interest in any Deferred Merger Consideration payable to stockholders of the Company, all in accordance with
Article IX hereof, the numerator of which fractional interest is the number of shares represented by the Certificate so surrendered and the denominator which is the number of shares of Company Common Stock outstanding at the Effective Time. The shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash for unpaid dividends and distributions, if any, payable to holders of shares of Company Common Stock. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to such a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

             (d) Each holder of record of shares of Company Common Stock other than Dissenting Shares shall execute and deliver or shall authorize Tom Loutzenheiser to execute and deliver to the Exchange Agent instructions directing the Exchange Agent to transfer on such holder's behalf an aggregate of 3.016% of the Initial Merger Consideration otherwise payable to such holder to Pacific Crest Securities ("Pacific Crest").

             (e) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon. Notwithstanding the foregoing, any dividends or other distributions with respect to the Parent Common Stock comprising the Deferred Merger Consideration that are declared after the Effective Time but prior to the date any Deferred Merger Consideration is distributed to the Company's stockholders in accordance with Article IX hereof, shall be paid by Parent to the Escrow Agent and shall be distributed by the Escrow Agent in accordance with Article IX.

             (f) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates of shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement, together with a cash payment (net of any applicable tax withholdings) in lieu of fractional shares, if any, in accordance with Section 4.3(c), and a cash payment in accordance with Section 4.3(e) of dividends or distributions, if any, only if the Certificate or Certificates that immediately prior to the Effective Time represented such Company Common Stock are surrendered as provided in this
Article IV.

             (g) Certificates surrendered for exchange by any person shall not be exchanged until Parent has received a written agreement from such person as provided in Section 3.1 of the Stockholders Agreement (as defined in Section
9.4 below).

             (h) No fractional shares of Parent Common Stock shall be issued pursuant hereto. Parent shall pay in lieu of the issuance of any fractional share of Parent Common Stock an amount that is equal to the product of such fractional interest times the last sales price of Parent Common Stock on the Closing Date as reported by the Nasdaq quotation system.

             (i) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to Parent. Any former stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock, and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of the Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

             (j) None of Parent, Merger Sub, the Company, the Surviving Corporation, the Exchange Agent, the Escrow Agent, or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

             (k) In the event any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such reasonable amount as the Exchange Agent may require as indemnity against any claim that may be made against the Company, the Exchange Agent, Parent, or the Surviving Corporation with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of Parent Common Stock (and cash in lieu of fractional shares, if any) and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

         4.4 ADJUSTMENT OF EXCHANGE RATIOS. If subsequent to the date of this Agreement, but prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization, or other similar transaction, the Share Exchange Ratio and the Option Exchange Ratio shall be appropriately adjusted to provide the holders of Company Common Stock and Company Options the same economic effect as contemplated by this Agreement prior to such event.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent as of the date of this Agreement as follows:

         5.1 EXISTENCE, GOOD STANDING, CORPORATE AUTHORITY, COMPLIANCE WITH
LAW.

             (a) The Company is a corporation duly incorporated, validly existing, and in good standing (including tax good standing) under the laws of the State of Idaho. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing (including tax good standing) under the laws of the jurisdictions listed in Schedule 5.1 of the Company Disclosure Schedule, which list contains all jurisdictions in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined in Section 5.8(a)).

             (b) The Company has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as presently conducted and as proposed to be conducted.

             (c) The Company is not in violation of any law, ordinance, governmental rule or regulation to which it or any of its properties or assets is subject, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, nor is the Company in violation of any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.

             (d) The copies of the Company's Articles of Incorporation and Bylaws, which have been delivered to Parent, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

             (e) The Company's corporate minute books are accurate as to their content and include therein the Articles of Incorporation and Bylaws of the Company with any amendments thereto. The meetings of the directors or stockholders referred to in the corporate minute books were duly called and held. The signatures appearing on all documents contained in the corporate minute books are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of the Company are omitted from such minute books that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in Article V hereof or prevent or limit any of the transactions contemplated by this Agreement. Schedule 5.1 of the Company Disclosure Schedule sets forth a true and complete list of the names of all directors of the Company and the names and offices held of all officers of the Company as of the date hereof.

         5.2 AUTHORIZATION, VALIDITY, AND EFFECT OF AGREEMENTS. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company as required by the IBCA, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, possible unavailability of specific performance, other injunctive relief or other equitable remedies and an implied covenant of good faith and fair dealing.

         5.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock, no par value, and no shares of preferred stock. There are (i) 1,421,305 shares of the Company Common Stock issued and outstanding, and (ii) 1,248,761 shares of Company Common Stock issuable upon exercise of outstanding Company Options.
Schedule 5.3 of the Company Disclosure Schedule correctly sets forth the name of each person who holds of record shares of Company Common Stock, the number of shares of Company Common Stock so held, and the number of whole shares of Parent Common Stock to be issued in exchange for such shares of Company Common Stock in connection with the Merger. No additional shares of capital stock of the Company will be issued, except pursuant to the exercise of options outstanding under and vesting in accordance with the terms of the Company Stock Option Plans. The Company has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid, nonassessable, free of preemptive or rescission rights, and were issued in compliance with all applicable federal and state securities laws. Schedule
5.3 of the Company Disclosure Schedule correctly sets forth the name of each person who holds or has rights to receive Company Stock Options, the number of shares of Company Common Stock issuable in respect of such Company Stock Options, the exercise prices and terms of such Company Stock Options, and whether or not such Company Stock Options are intended to qualify as incentive stock options or non-statutory stock options. Except for the Company Stock Options listed on Schedule 5.3 of the Company Disclosure Schedule, there are not, at the date of this Agreement, any authorized, issued, or outstanding options, warrants, calls, subscriptions, convertible securities, conversion privileges, preemptive rights, or other rights, agreements, or commitments (whether or not presently exercisable) that obligate the Company to issue, transfer, or sell any shares of capital stock or other securities convertible into or evidencing the right to purchase or otherwise acquire any capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar plans, contracts, or rights with respect to the Company that are effective as of the date hereof or that have been executed or agreed to as of the date hereof with an effective date after the date hereof. There are no stockholders' agreements, voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company to which the Company is a party that are presently effective or have been executed or agreed to as of the date hereof or, to the best knowledge of the Company, to which any officer or director of the Company or any stockholder owned or controlled by such officer or director is or will be a party, except in accordance with the terms hereof. Except as provided in Article IX of the Bylaws of the Company, there are no restrictions upon the sale, voting, or transfer of any shares of Company Common Stock pursuant to the

Company's Articles of Incorporation, Bylaws, or other governing instruments (other than restrictions typically applicable to unregistered stock under the Securities Act). After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer, or sell any shares of capital stock of the Company or the Surviving Corporation pursuant to any Plan (as defined in Section 5.27). As used in this Agreement, except as otherwise provided in
Section 5.16(d), the "knowledge" of a person shall mean the actual knowledge of an officer or senior manager of such person after reasonable investigation.

         5.4 OTHER INTERESTS. The Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, or entity other than investments in short term investment securities.

         5.5 NO VIOLATION. Neither the execution and delivery by the Company of this Agreement and all agreements and documents contemplated hereby or thereby nor the consummation by the Company of the transactions contemplated hereby or thereby will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Company; (ii) except as set forth in
Schedule 5.5 of the Company Disclosure Schedule, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment, or obligation to which the Company is a party, or by which the Company or any of its properties is bound or affected; (iii) violate any law, statute, rule, regulation, judgment, or decree applicable to the Company; or (iv) other than the filings provided for in Article I, filings required under the Securities Act, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

         5.6 FINANCIAL STATEMENTS. The audited balance sheet and statement of operations as of and for the twelve months ended December 31, 1997, accompanied by the audit report of Balukoff Lindstrom & Co., P.A., independent certified public accountants, which are attached to Schedule 5.6 of the Company Disclosure Schedule, were prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise set forth therein and present fairly the financial condition of the Company as of such date and the results of operations of the Company for the year then ended. The unaudited balance sheet of the Company as of September 30, 1997 and 1998 and the related statement of operations for the nine months ended on such date, which are attached to
Schedule 5.6 of the Company Disclosure Schedule, were prepared in accordance with GAAP consistently applied except as otherwise set forth therein and present fairly the financial condition of the Company as of such date and the results of operations of the Company for the nine months then ended, except that such interim financial statements are subject to normal year-end adjustments that are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP. The balance sheet of the Company as of September 30, 1998 is referred to in this Agreement as the "Company Balance Sheet."

         5.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the Company Balance Sheet or set forth in
Schedule 5.7 of the Company Disclosure Schedule, at the date of the Company Balance Sheet, the Company did not have any obligation or liability of any kind (whether accrued, absolute, contingent, unliquidated, civil, criminal, or otherwise and whether due or to become due), whether or not any such liability or obligation would have been required to be disclosed on a balance sheet prepared in accordance with GAAP, that, individually or in the aggregate, could have a Company Material Adverse Effect. The Company Balance Sheet has accurate accruals of all employee benefit costs, including, but not limited to, payroll, commissions, bonuses, retirement benefits and vacation accruals.

         5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS.

             (a) Since September 30, 1998, no event or events have occurred, which individually or in the aggregate have had a Company Material Adverse Effect, as hereafter defined, and there exists no condition or contingency that could reasonably be expected to result in a Company Material Adverse Effect. A "Company Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of the Company, taken as a whole. Notwithstanding the foregoing, the parties acknowledge that the Company is at an early stage of development of its business in an emerging market, that the business, the rate of growth and results of operations are all unpredictable, that the Company has suffered losses from operations which are expected to continue through the date of Closing. It is therefore agreed that neither a less than 70% decline in net revenue received by the Company from the third fiscal quarter to the fourth fiscal quarter of 1998 nor any increase in loss suffered by the Company from one fiscal quarter to the next shall be deemed to result in a Company Material Adverse Effect.

             (b) Since the date of the Company Balance Sheet and except as set forth in Schedule 5.8(b) of the Company Disclosure Schedule, except in connection with that certain Loan Agreement dated December 20, 1998 between Parent and the Company (the "Loan Agreement") and except as specifically permitted or required by this Agreement or the Loan Agreement, the Company has not:

                  (i) declared, set aside, paid, or made any dividend or other distribution on or in respect of any shares of its capital stock or directly or indirectly redeemed, retired, purchased, or otherwise acquired any such shares or any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to purchase or otherwise acquire the same;

                  (ii) made any amendments to its Articles of Incorporation or
         Bylaws:

                  (iii) made any change in the number of shares of its capital stock authorized, issued, or outstanding or authorized, issued, granted, or made any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to acquire the same;

                  (iv) incurred any indebtedness for borrowed money other than pursuant to the Company's existing lines of credit with Idaho Independent Bank, which borrowings shall not exceed at any one time $200,000 in the aggregate;

                  (v) incurred any obligation or liability (contingent or otherwise) except (i) normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, individually or in the aggregate, have a Company Material Adverse Effect and (ii) obligations under the contracts, agreements and leases described in Schedule 5.9 of the Company Disclosure Schedule, the performance of which will not, individually or in the aggregate, have a Company Material Adverse Effect;

                  (vi) discharged or satisfied any lien or encumbrance or paid any obligations or liability (fixed or contingent) other than current liabilities paid to unrelated parties, wages paid to officers and employees and director's fees paid to directors, each in the ordinary course of business;

                  (vii) mortgaged, pledged, or subjected to any lien, charge, or other encumbrance any of its respective properties or assets (tangible or intangible) except liens for current property taxes not yet due and payable.

                  (viii) sold, assigned, leased, transferred or otherwise disposed of, or agreed to sell, assign, lease, transfer or otherwise dispose of, any of its tangible assets other than sales of inventory in the ordinary course of business;

                  (ix) sold, assigned, licensed, transferred, or otherwise disposed of, or agreed to sell, assign, license, transfer or otherwise dispose of, any of its patents, inventions, shop rights, know-how, trade secrets, confidentiality agreements and confidential information, registered and unregistered trademarks, service marks, logos, corporate names, trade names, and other trademark rights, trade dress, or other designations or combinations of such designations that are distinctive of goods or services and that are used in a manner that identifies those goods or services and distinguishes them from the goods or services of others, works of authorship and any registered or unregistered copyright therein, Software or Documentation (as defined in Section 5.9(e)), or other intangible assets, and all registrations for, and applications for registration of, any of the foregoing (collectively, "Proprietary Rights") or disclosed any of its confidential Proprietary Rights to any person (other than Parent);

                  (x) entered into any transaction, contract, or commitment other than in the ordinary course of business;

                  (xi) made any capital expenditures or any commitment therefor in excess of $30,000 in the aggregate except as consented to by Parent;

                  (xii) adopted or made any change in any executive compensation plan, bonus plan, incentive compensation plan, deferred compensation agreement, or other employee benefit plan or arrangement;

                  (xiii) entered into any employment or consulting agreement or arrangement, or, except for normal bonuses pursuant to and consistent with existing plans or programs, or wages or salary increases consistent with past practices, granted or paid any bonus, or made or granted any general wage or salary increase or any specific increase in the wages or salary of any employee;

                  (xiv) suffered any casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;

                  (xv) canceled or compromised any debt or claim except for adjustments made in the ordinary course of business that, in the aggregate, are not material, or waived or released any rights that are material;

                  (xvi) terminated, amended, or modified any agreement or instrument described in Schedule 5.9 of the Company Disclosure Schedule;

                  (xvii) entered into any transaction with any stockholder, officer, director, or key employee of the Company or any affiliate of any such person other than the payment of wages and salaries and other benefits under employee benefit plans in existence prior to December 31, 1997;

                  (xviii) made any loans or advances to, guaranties for the benefit of, or investments in, any person (other than customary travel advances in accordance with past practices);

                  (xix) made cash charitable contributions in excess of $5,000 in the aggregate or any political contributions;

                  (xx) lost any supplier or suppliers which loss or losses, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect;

                  (xxi) merged or consolidated with, or acquired all or substantially all of the assets, capital stock, or business of any other person;

                  (xxii) introduced any material change with respect to the operation of its business, including its method of accounting;

                  (xxiii) agreed or committed to do any of the things described in this Section 5.8.

         5.9 LIST OF PROPERTIES, CONTRACTS, ETC. Schedule 5.9 of the Company Disclosure Schedule sets forth a true and complete list of the following:

             (a) all leases of real property to which the Company is a party, identifying the parties thereto and including in each case a brief description of the property covered thereby, the annual rental rate, and the termination date (all real property covered by such leases being referred to herein as the "Company Real Property");

             (b) all leases of personal property to which the Company is a party, that (i) provide for future annual payments in excess of $5,000 or (ii) were entered into other than in the ordinary course of business, identifying the parties thereto and including in each case, a brief description of the property covered thereby, the annual rental rate and the termination date and identifying any such leases with respect to which the obligations thereunder, in accordance with GAAP, would be required to be capitalized on a balance sheet of the Company or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet;

             (c) all addresses at which inventory or other property of the Company is located;

             (d) all Proprietary Rights, if any, used in the business or operations of the Company; identifying the owner thereof and in the case of any license, the parties thereto, the method of compensating the licensor thereunder and the termination date;

             (e) all Software and Documentation owned by the Company or used in and material to the business or operations of the Company, identifying the owner thereof. As used herein: (i) "Software" means all computer programs, in machine-readable object code and any and all corresponding source code, and includes, without limitation: any and all printed listings, file formats, interface or operating system designs, application programs, structure, architecture, libraries, tools, functions, subroutines, and all components, portions or modules thereof, and (ii) "Documentation" means all user manuals, handbooks, on-line materials, development tools, specifications and any other written or machine readable materials relating in any way to the Software, and includes, without limitation: any and all Software specifications; programmer's or developer's notes, and engineering or system design notes; instructions for compiling or decompiling; and all pseudo-code, algorithms, diagrams or flow charts whether or not directly incorporated in the Software. The Software and Documentation owned by the Company, listed on Schedule 5.9 of the Company Disclosure Schedule, includes the copyright registration number of all registered copyrights therein. The list on Schedule 5.9 of the Company Disclosure Schedule describes the extent to which the listed Software owned by the Company is proprietary to the Company; if any such Software requires the use of development tools, routines, libraries or the like ("tools") that are not proprietary to the Company, such tools are identified in Schedule 5.9 of the Company Disclosure Schedule; and if any such Software, or any portion thereof, is required by law or any agreement to be dedicated to the public, owned or co-owned, or licensed or otherwise authorized for use by the public or any other person, such requirements are described in Schedule 5.9 of the Company Disclosure Schedule;

             (f) all employment and consulting agreements covering any employee of, or consultant to, the Company;

             (g) the names and current annual or monthly compensation rates of all employees of the Company;

             (h) all deferred compensation agreements, employee stock option plans, group life, hospitalization or disability insurance, severance policies and other plans and arrangements providing benefits for employees of the Company;

             (i) all standard and non-standard product warranty terms and conditions applicable to goods and services sold by the Company;

             (j) all insurance coverage that relates to or covers the properties, assets, business, or operations of the Company, including all policies or binders of fire, liability, vehicular, title, workers' compensation, and other insurance, specifying the insurer, the type of coverage, the amount of coverage, any applicable deductibles, the expiration date and the policy number;

             (k) all documents pertaining to the environmental conditions (actual, potential, or threatened) of any real property owned or leased by the Company including, without limitation, all environmental reports, assessments, and audits and all notices, orders, permits, or any other documents from any governmental authority that refer or relate to any environmental condition of the Company Real Property or any personal property owned or leased by the Company or that relate to any actual or potential liabilities or obligations arising out of such environmental conditions;

             (l) the names and ages of all retired employees and all employees on long-term disability of the Company who are entitled to receive health benefits;

             (m) all bank accounts and safe deposit boxes of the Company, indicating the names of the persons authorized to draw thereon;

             (n) all agreements of the Company with sales representatives, distributors, authorized service centers or other customers;

             (o) all loan agreements, credit agreements, indentures, and other documents or instruments relating to the borrowing of money by the Company and all promissory notes and other evidences of indebtedness of the Company, including without limitation, all such documents and instruments relating to or evidencing any stockholder loans to the Company;

             (p) all guaranties of obligations of the Company under all loan agreements, leases, and other documents and instruments to which the Company is a party or by which it is bound, by any officer or director of the Company or any affiliate of any of the foregoing; and

             (q) all other contracts, agreements or commitments of the Company that (i) provide for future annual payments by the Company in excess of $5,000 or (i) were entered into other than in the ordinary course of business.

         True and correct copies of all documents, including all amendments thereto, referred to above have been delivered or made available to Parent (collectively, the "Material Contracts"). Each Material Contract is a valid obligation of and enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms for the period stated therein. There is no existing material breach, default, or event of default by the Company or, to the knowledge of the Company, by any other party, under any Material Contract. There is no event that with notice or lapse of time would constitute a default by the Company under any Material Contract, nor has any party thereto given notice of or made a claim with respect to any breach or default. To the Company's knowledge, there are no material deficiencies in the Company's performance under any Material Contract. The Company does not have any knowledge of any existing laws, regulations, or decrees, that materially and adversely affect, or may materially and adversely affect any of the Material Contracts or that would have a Company Material Adverse Effect. Except as set forth in Schedule 5.9 of the Company Disclosure Schedule, no third party consents to the execution, delivery, and consummation of this Agreement, the documents contemplated hereby or the transactions contemplated herein are required pursuant to the terms of any Material Contract. Except as set forth in Schedule 5.9 of the Company Disclosure Schedule, each employment agreement to which the Company is a party is in full force and effect, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or result in any default, termination, or acceleration of any provision in any such employment agreement or give rise to the obligation of the Company to make any severance or change of control payment.

         5.10 TITLE TO ASSETS. Except as set forth in Schedule 5.10 of the Company Disclosure Schedule, the Company has good title, free and clear of all liens, charges, and encumbrances (except for (a) liens for non-delinquent taxes and assessments, (b) liens of landlords and other lessors arising under statute, and (c) other liens, claims and encumbrances or charges that do not materially detract from the value of, or impair the use, occupancy or ownership of, the assets and properties of the Company) to, or a valid leasehold interest in, all of the personal property (i) reflected on the Company Balance Sheet or acquired by the Company subsequent to the date thereof (other than assets that have been sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet) or (ii) used in the business or operations of the Company. Neither the Company nor any predecessor to the Company has owned, leased, or operated any real property other than the Company Real Property.

         5.11 ADEQUACY OF ASSETS. The Company owns or has a valid leasehold interest in all assets, real and personal properties, contract rights and licenses necessary for the continued operation of the Company in substantially the same manner in which it has been and is now operating and for the future operation of the Company as presently contemplated. Except as set forth on
Schedule 5.11: (a) the Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Proprietary Rights necessary for the operation of the business of the Company as presently conducted, (b) each Proprietary Right owned or used by Company immediately prior to the Effective Time hereunder will be owned or available for use by Company on identical terms and conditions immediately subsequent to the Effective Time hereunder, and (c) Company has taken all necessary action to maintain and protect each Proprietary Right that it owns or uses.

         5.12 CONDITION OF INVENTORY, PROPERTY, PLANT, AND EQUIPMENT. Schedule
5.12 of the Company Disclosure Schedule sets forth a list of the fixed assets of the Company, together with the depreciation schedule associated with such fixed assets. The inventory of the Company consists of items of quality and quantity usable and saleable in the ordinary course of business of the Company, except for items reserved against or written off on the Company Balance Sheet. All property, plant, and equipment used by the Company in the conduct of its business has been maintained in accordance with standard industry practices and is in good operating condition and repair, ordinary wear and tear excepted, and there are no material defects in such property, plant, or equipment.

         5.13 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The accounts receivable reflected on the Company Balance Sheet and all accounts receivable of the Company that arose thereafter are valid and arose out of bona fide transactions in the ordinary course of business. Schedule 5.13 of the Company Disclosure Schedule sets forth a list of any such accounts receivable that the Company considers to be doubtful accounts.

         5.14 LITIGATION. Except as set forth in Schedule 5.14 of the Company Disclosure Schedule, there are no claims, actions, suits, investigations, or proceedings (public or private) pending against or affecting the Company or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity. Except as set forth in Schedule
5.14 of the Company Disclosure Schedule, to the knowledge of the Company, there are no claims, actions, suits, investigations, or proceedings (public or private) threatened against or affecting the Company or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 5.14 of the Company Disclosure Schedule, there are no existing orders, judgments, settlements, injunctions, or decrees of any court or governmental agency that apply to the Company or any of its assets, properties, business, or operations. Except as set forth in
Schedule 5.14 of the Company Disclosure Schedule, since January 1, 1994, no product liability, warranty, or similar claims have been made against the Company except routine claims in the ordinary course of business (i.e., claims relating to defective products that have been satisfied by the Company solely by replacement of products or adjustment or refunding of purchase price or substantially equivalent credit on future orders) that, in the aggregate, would not have a Company Material Adverse Effect. Except as set forth in Schedule
5.14 of the Company Disclosure Schedule, since January 1, 1994 the Company has not entered into any settlement agreements relating to the compromise or dismissal of any litigation involving the Company or any of its properties or assets. Nothing contained in any settlement agreement to which the Company is a party prevents the Company in any way from carrying out its business as now conducted or as presently contemplated to be conducted, in any market, geographical area, or application, or interferes with the Company's utilization of its Proprietary Rights.

         5.15 TAXES. Except as set forth in Schedule 5.15 of the Company Disclosure Schedule, all returns and reports of all Taxes (as hereinafter defined) required to be filed by the Company have been timely filed and are true, correct, and complete in all material respects, and all Taxes payable pursuant thereto have been timely paid. No deficiency or adjustment in respect of any Taxes that was assessed against the Company remains unpaid and no such claim or assessment is pending or, to the knowledge of the Company, threatened. The Company has made all withholding of Taxes required to be made under all applicable federal, state, and local tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set side in accounts for such purpose or accrued, reserved against and entered upon the books of the Company. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or tax liability of the Company, and to the knowledge of the Company, there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the Company Balance Sheet. The Company has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Code. The unpaid Taxes of the Company (i) did not, as of the end of the most recent period for which financial statements have been prepared, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income), and (ii) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company in filing its Tax returns. The Company does not reasonably expect any authority to assess any additional Taxes for any period for which Tax returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing, or (ii) as to which the Company has knowledge. The Company has delivered to Parent correct and complete copies of all federal and state income Tax returns of the Company, examination reports and statements of deficiencies assessed against or agreed to by the Company for all years beginning in or after 1992. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an affiliated group filing federal income Tax Returns, and does not have any liability for the Taxes of any person (other than the Company) under Treas. Reg. Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise. No item of income attributable to transactions occurring on or before the Effective Time will be required to be included in taxable income by the Company in a subsequent taxable year by reason of the Company reporting income on the installment sales method of accounting, the cash method of accounting, the completed contract method of accounting or the percentage of complete-capitalized cost method of accounting. The Company has not made, and is under no obligation to make, payments that are or, if made, would be, "parachute payments" under Section 280G of the Code, and no such obligation will arise as a result of this Agreement or other agreements entered into in connection with this Agreement. "Taxes" shall mean all federal, state, county, local, foreign and other taxes and governmental assessments, including but not limited to, income taxes, estimated taxes, withholding taxes, transfer taxes, excise taxes, sales taxes, real and personal property taxes, ad valorem taxes, payroll-related taxes, employment taxes, franchise taxes and import duties, together with any related liabilities penalties, fines or additions to tax and interest.

         5.16 PROPRIETARY RIGHTS.

              (a) Except as set forth on Schedule 5.16(a) of the Company Disclosure Schedule: (i) to the Company's knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of third parties, (ii) the Company (and its employees with responsibility for Proprietary Rights matters) has not received any written charge, complaint, claims, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party), (iii) to the knowledge of the Company (and employees with responsibility for Proprietary Rights matters), there is no basis for any as-yet unasserted charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party), or (iv) to the knowledge of the Company (and employees with responsibility for Proprietary Rights matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Company.

              (b) Schedule 5.16(b) of the Company Disclosure Schedule identifies each Proprietary Right that the Company owns. Schedule 5.16(b) of the Company Disclosure Schedule identifies each registration that has been issued to Company with respect to any of its Proprietary Rights, identifies each pending application for registration that the Company has made with respect to any of its Proprietary Rights, identifies each item of copyrightable Proprietary Rights (whether or not registration has been sought), and identifies each license, agreement, or other permission which Company has granted to any third party with respect to any of its Proprietary Rights and all agreements relating to any of the Software owned by the Company, including any service, nondisclosure or escrow agreements (together with any exceptions). The Company has delivered to Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Schedule 5.16(b) of the Company Disclosure Schedule also identifies each trade name or unregistered trademark used by Company in connection with its business. Except as set forth in Schedule 5.16(b) of the Company Disclosure Schedule, with respect to each Proprietary Right required to be identified in Schedule 5.16(b) of the Company Disclosure Schedule and with respect to each item of copyrightable Proprietary Rights (whether or not identified in Schedule 5.16(b) of the Company Disclosure Schedule):

                  (i) the Company possesses all right, title, and interest in and to the Proprietary Right, free and clear of any lien, license, or other restriction;

                  (ii) the Proprietary Right is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Company, threatened, that challenges the legality, validity, enforceability, manufacture, use or the ability to authorize the use (including use by way of reproduction of copies, distribution of copies, preparation of derivative works, public performance or display, or any other use of any kind or nature), sale or ownership of the Proprietary Right; and

                  (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the Proprietary Right.

              (c) Schedule 5.16(c) of the Company Disclosure Schedule identifies each Proprietary Right that any third party owns and that Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as set forth on Schedule 5.16(c) of the Company Disclosure Schedule, with respect to each Proprietary Right required to be identified in Schedule 5.16(c) of the Company Disclosure Schedule:

                  (i) the license, sublicense, agreement, or permission covering the Proprietary Right is legal, valid, binding, enforceable against the Company and, to the Company's knowledge, against the other parties thereto, and in full force and effect;

                  (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable against the Company and, to the Company's knowledge, against the other parties thereto, and in full force and effect on identical terms following the Effective Time;

                  (iii) to the Company's knowledge, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv) no party to the license, sublicense, agreement, or permission has repudiated in writing any provision thereof;

                  (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                  (vi) the underlying Proprietary Right is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Company, threatened, that challenges the legality, validity, or enforceability of the underlying Proprietary Right;

                  (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                  (ix) no such licenses, agreements or permissions commit the Company to continued maintenance, support, improvement, upgrade or similar obligation with respect to any of the Proprietary Rights, which obligation cannot be terminated by the Company upon notice of ninety (90) days or less.

               (d) Schedules 5.16(b) and 5.16(c) of the Company Disclosure
Schedule identify every Proprietary Right used by the Company in the conduct of its business. Except as set forth in Schedule 5.16(b) of the Company Disclosure Schedule, all Software owned by the Company performs substantially as described in all Documentation for such Software insofar as such Documentation has to do with the performance, specifications or design of such Software; and in addition, all Software owned by the Company and which has been licensed to any third party performs in accordance with the warranties, if any, given by the Company in respect of such Software. Except as set forth in Schedule 5.16(c) of the Company Disclosure Schedule, all Software owned by any third party and used by the Company pursuant to license, sublicense, agreement or permission performs in accordance with the warranties, if any, given by such third party to the Company, and to the knowledge of the Company (and its employees with responsibility for use and maintenance or service thereof) such Software performs substantially as required for the conduct of the Company's business. It is understood and agreed that "Software owned by the Company" shall include all Software owned by the Company, whether developed in house by the Company or purchased by the Company from any third party.

         5.17 ROYALTIES. All royalties, license fees, and other fees relating to the Company's use of Proprietary Rights have been or will be paid in full as and when due. Except as set forth in Schedule 5.17 of the Company Disclosure Schedule, to the Company's knowledge, the method used by the Company to calculate all royalties, license fees, and other fees relating to the Company's use of Proprietary Rights is correct and accurate and in accordance with the terms of any agreements the Company has with any third party relating to the use of such party's Proprietary Rights.

         5.18 YEAR 2000 COMPLIANCE. Except as set forth on Schedule 5.18 of the Company Disclosure Schedule, each system, comprised of software, hardware, databases, or embedded control systems (microprocessor controlled, robotic or other device) (collectively, a "System"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of any material tangible or intangible asset or real property of the Company and each product licensed, sold or otherwise distributed by the Company, including software, hardware, databases, or embedded control systems (collectively, a "Product")
(a) is designed (or has been modified) to be used prior to and after January 1, 2000, (b) will operate without error arising from the creation, recognition, acceptance, calculation, display, reporting, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates, or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (c) will not be adversely affected by the advent of the year 2000 or subsequent years, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (a) through (c) are referred to herein as "Year 2000 Compliant"). Except as set forth on Schedule 5.18 of the Company Disclosure Schedule, all licenses for the use of any System-related software, hardware, databases or embedded control system are certified by the manufacturer to be Year 2000 Compliant and to contain the capabilities required to enable Year 2000 Compliance within the Company's computer systems (hardware and software), or the licenses permit the Company or a third party to make all modifications, bypasses, debugging, work-around, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant. No System that is material to the business, finances, or operations of the Company receives data from or communications with any component or system external to itself (whether or not such external component or system is the Company's or any third party's) that is not itself Year 2000 Compliant excepting the parts of the external component or system within which noncompliance to Year 2000 Compliance will have no effect on the data or communications sent to the Company, nor on the Systems of the Company. Except as set forth on Schedule 5.18 of the Company Disclosure Schedule, the Company has no reason to believe that it may incur material expenses arising from or relating to the failure of any of its Systems or Products as a result of not being Year 2000 Compliant. Notwithstanding anything in this Section 5.18 to the contrary, any representation with respect to a System or Product that was developed wholly by a third party and not by the Company shall be deemed to qualified in its entirety to the Company's knowledge regarding the facts or events set forth in such representation.

         5.19 LABOR RELATIONS. There are no material controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its respective employees, former employees, or applicants for employment. The Company has complied in all respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, federal immigration law, and the payment of social security and similar taxes, except as would not be reasonably expected to have a Company Material Adverse Effect. The Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. None of the employees of the Company are covered by any collective bargaining agreement and, to the knowledge of the Company, there are no organizational efforts currently being made or threatened involving any employees of the Company. All employee severance or change of control policies covering any employee of the Company are described in Schedule 5.19 of the Company Disclosure Schedule and no such employee is entitled to any severance or change of control benefits not described therein.

         5.20 CERTAIN EMPLOYEE MATTERS.

              (a) Except as set forth on Schedule 5.20(a) of the Company Disclosure Schedule, all current and former members of management, key (including sales and recruiting) personnel and consultants (whether employees or independent contractors) of the Company have executed and delivered to the Company a confidential information agreement restricting such person's right to disclose confidential information of the Company. Except as set forth on
Schedule 5.20(a) of the Company Disclosure Schedule, all such members of management, key personnel and consultants of the Company have been party to a "work-for-hire" arrangement or proprietary rights agreement with the Company pursuant to which either (i) in accordance with applicable federal and state law, the Company has been accorded full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) there has been conveyed to the Company by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property thereby arising. No employee, agent, consultant or contractor of the Company who has contributed to or participated in the conception and development of proprietary rights of the Company has asserted in writing or, to the Company's knowledge, threatened any claim against the Company in connection with such person's involvement in the conception and development of the proprietary rights of the Company and, to the knowledge of the Company, no such person has a reasonable basis for any such claim.

              (b) Schedule 5.20(b) of the Company Disclosure Schedule identifies all employees, independent contractors and other personnel of the Company, their respective rates of pay at the date hereof, and, with respect to all bill consultants (employees or independent contractors), the billing rate of each such consultant. Unless otherwise noted on Schedule 5.20(b) of the Company Disclosure Schedule, each of the Company's personnel identified on
Schedule 5.20(b) of the Company Disclosure Schedule is working full time and none of such personnel has expressly stated to Tom Loutzenheiser, Albert Youngwerth, John Hanousek or Kelleen Morrison that he or she intends to resign or cease working with the Company after Closing. Other than increases granted in the ordinary course of business, the Company has not committed to increase in any manner the compensation of any of its personnel beyond the amount identified on Schedule 5.20(b) of the Company Disclosure Schedule.

              (c) Except as set forth on Schedule 5.20(c) of the Company Disclosure Schedule, all current and former (terminated within twelve (12) months of the date hereof) members of management and key (including sales and recruiting) personnel of the Company have executed and delivered to the Company a nonsolicitation agreement restricting such person's right to solicit employees, customers, clients and prospective customers and clients of the Company during the term of such person's or entity's employment and for at least six (6) months thereafter and such agreement contains a provision permitting assignment of the agreement by Company.

         5.21 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule
5.21 of the Company Disclosure Schedule, the Company is not a party to any contract, lease, agreement, or other commitment with any officer, director, or stockholder of the Company or any affiliate of any such person, and there are no loans outstanding from the Company to, or to the Company from, any such person or any affiliate of any such person.

         5.22 PERMITS; COMPLIANCE WITH LAWS. Schedule 5.22 of the Company Disclosure Schedule contains a true, correct, and complete list of all permits, licenses, consents, and authorizations of any government or governmental authority held by the Company. Except as set forth in Schedule 5.22 of the Company Disclosure Schedule, the Company holds all permits, licenses, consents, and authorizations issued by any government or governmental authority that are necessary for the conduct of its business , except for any failure to hold that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written notice of any violation of any law, ordinance, regulation, or order applicable to the Company or the business conducted by it. The conduct of the business of the Company, as presently conducted, complies with all applicable laws, ordinances, regulations, and orders, including, but not limited to, all laws, ordinances, regulations or orders relating to the exportation or importation of Products , except for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         5.23 ENVIRONMENTAL MATTERS. There has been no "release or threatened release of a hazardous substance" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")) or any other release, emission, disposal, or discharge into the environment or any use, storage, transport or handling (collectively, "activities") of Hazardous Material (as defined below) on, under, about, or from the Company Real Property other than those activities that have not resulted and could not reasonably be expected to result in any material liability on the part of the Company. To the knowledge of the Company, all "hazardous waste" (as defined in the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and the regulations thereunder) generated at the Company's properties have been disposed of at sites that maintain valid permits under RCRA and any other applicable Environmental Requirement (as defined below). To the knowledge of the Company and except as set forth in Section 5.23 of the Company Disclosure Schedule, there are no underground tanks, PCBs, or asbestos containing materials on the Company Real Property. Except as set forth in Schedule 5.23 of the Company Disclosure Schedule, the Company does not have any written notice of any pending formal or informal assertion by any governmental agency or other person that the Company or any predecessor business or owner or operator of the Company Real Property may be a responsible or potentially responsible party in connection with any violation or obligation arising under any Environmental Requirement at any site or facility (including the Company Real Property itself.) "Hazardous Material" shall mean any substance (i) the presence of which requires reporting, investigation or remediation under any applicable statute, regulation, ordinance or order; or
(ii) which is defined as a "hazardous waste", "hazardous substance", pollutant or contaminant under any statute, regulation, rule, or ordinance of any governmental authority having jurisdiction; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority having jurisdiction. "Environmental Requirement" shall mean all applicable statutes, laws, regulations, rules, ordinances, codes, licenses, permits, orders, standards, guidelines, policies, and similar items of any governmental authority having jurisdiction and all applicable judicial, administrative, and regulatory decrees, judgments, and orders and common law relating to the protection of human health or the environment including, without limitation, all requirements pertaining to the reporting, licensing, permitting, use, handling, generation, storage, treatment, transportation, disposal, release, discharge, investigation, and remediation of Hazardous Material.

         5.24 ADVERSE AGREEMENTS. The Company is not a party to or subject to any contract, agreement, or commitment or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree law, rule, or regulation that would have, or could reasonably be expected to have, a Company Material Adverse Effect.

         5.25 FEES. Except as set forth in Schedule 5.25 of the Company Disclosure Schedule, there are no claims for legal, accounting, financial advisory, or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

         5.26 BOOKS AND RECORDS. Except as set forth in Schedule 5.26 of the Company Disclosure Schedule, the financial books, records, and work papers of the Company are complete and correct in all material respects, have been maintained in accordance with good business practice and accurately reflect the bases for the consolidated financial condition and results of operations of the Company set forth in the financial statements referred to in Section 5.6 hereof.

         5.27 ERISA. Neither the Company nor any trade or business (whether or not incorporated) under common control with such Person within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) (an "ERISA Affiliate") of the Company maintains or contributes to or is obligated to contribute to, and has ever maintained or contributed to or been obligated to contribute to, (i) any "multiemployer plan", within the meaning of Section 4001
(a)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder ("ERISA"), to which any person or any ERISA Affiliate of such person makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions (a "Multiemployer Plan"),
(ii) any single employer plan, as defined in Section 4001 (a)(15) of ERISA, that (a) is maintained for employees of a person or any ERISA Affiliate of such person and at least one person other than such person and any ERISA Affiliate of such person or (b) was so maintained and in respect of which such person or an ERISA Affiliate of such person could have liability under Section 4064 of ERISA in the event such plan has been or were to be terminated (a "Multiple Employer Plan") or (iii) except as set forth in Schedule 5.27 of the Company Disclosure Schedule, any employee benefit plan (as defined in Section 3(3) of ERISA) sponsored or maintained by the Company or to which the Company makes, is making, or is obligated to make contributions (a "Plan"), including but not limited to a Pension Plan (as defined below). With respect to the Plan(s) disclosed in Schedule 5.27 of the Company Disclosure Schedule:

                  (i) Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law. Any such Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of the Company, nothing has occurred that would cause the loss of such qualification. The Company and each ERISA Affiliate of the Company has made all required contributions to any such Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
         Section 412 of the Code has been made with respect to any such Plan.

                  (ii) There are no pending claims (other than routine claims for benefits) or, to the knowledge of the Company, threatened claims, actions, or lawsuits, or action by any governmental authority, with respect to any such Plan, and there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any such Plan.

                  (iii) (1) the execution of, and the performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan that will or is reasonably expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee;
         (2) no such Plan which constitutes a Pension Plan (as defined below) has any Unfunded Pension Liability (as defined below); (3) neither the Company nor any ERISA Affiliate of the Company has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any such Plan which constitutes a Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (4) neither the Company nor any ERISA Affiliate of the Company has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (5) neither the Company nor any ERISA Affiliate of the Company has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. "Pension Plan" shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that a person sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple Employer Plan has made contributions at any time during the immediately preceding five (5) plan years. "Unfunded Pension Liability" shall mean the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         5.28 POOLING OF INTERESTS TREATMENT. To the Company's knowledge, neither the Company nor any of its affiliates has taken or agreed to take any action or is aware of any condition which would prevent Parent from accounting for the transactions provided for herein as a pooling-of-interests under APB Opinion No. 16 (a "Pooling of Interests").

         5.29 INSURANCE. The business, properties, and employees of the Company are insured by the insurers or through the funds and with the types and amounts of insurance (including, but not limited to, property, product liability, automobile, workers compensation, business interruption, and excess indemnity insurance) set forth in Schedule 5.29 of the Company Disclosure Schedule (the "Company Insurance Coverage"). To the Company's knowledge, the Company Insurance Coverage is in such amount and on such terms as to adequately cover the risks attendant to the Company's business. Since January 1, 1997 the Company has not been denied coverage by any insurance carrier or has failed or currently fails to maintain any insurance coverage that may be required by the laws of the states in which the Company sells or manufactures Products or provides services. The premiums due on the Company Insurance Coverage that covers calendar year 1997 have been paid in full and the premiums due for the period from January 1, 1998 to the Effective Time have been or will be paid in full as and when due. All such insurance complies in all material respects with the terms of each of its leases and each of the mortgages, deeds of trust, service agreements with third parties and/or loan agreements to which the Company is a party.

         5.30 DISCLOSURE. To the Company's knowledge, no representation or warranty by the Company in this Agreement and no statement contained in any document, certificate, or other writing prepared by the Company or its representatives and furnished by the Company to Parent pursuant to the provisions hereof, affirmatively misstates a material fact or omits a material fact necessary for such document, certificate, or writing to be, in good faith, accurately and completely responsive in all material respects to the purpose identified by Parent to the Company for which such information was furnished by the Company to Parent.

                                   ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB


         The Company represents and warrants to Parent as of the date of this Agreement as follows:

         6.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH
LAW.

             (a) Each of Parent and Merger Sub is a corporation duly incorporated, validly existing, and in good standing (including tax good standing) under the laws of its jurisdiction of incorporation. Parent is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of the jurisdictions listed in Schedule 6.1 of the disclosure letter delivered by Parent to the Company at or prior to the execution hereof (the "Parent Disclosure Schedule"), which list contains all jurisdictions in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (as defined in Section 6.7 of this Agreement).

             (b) Parent has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as presently conducted and as proposed to be conducted.

             (c) Parent is not in violation of any law, ordinance, governmental rule or regulation to which it or any of its properties or assets is subject, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, nor is Parent in violation of any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.

             (d) The copies of Parent's Articles of Incorporation and Bylaws, which have been delivered to Parent, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

             (e) Parent's corporate minute books are accurate as to their content and include therein the Articles of Incorporation and Bylaws of Parent with any amendments thereto. The meetings of the directors or stockholders referred to in the corporate minute books were duly called and held. The signatures appearing on all documents contained in the corporate minute books are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of Parent are omitted from such minute books that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in Article VI hereof or prevent or limit any of the transactions contemplated by this Agreement. Schedule 6.1 of the Parent Disclosure Schedule sets forth a true and complete list of the names of all directors of Parent and the names and offices held of all officers of the Parent as the date hereof.

         6.2 AUTHORIZATION, VALIDITY, AND EFFECT OF AGREEMENTS.

             (a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and thereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Parent, the consummation by Parent and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action of Parent. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Parent and Merger Sub enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, possible unavailability of specific performance, other injunctive relief or other equitable remedies and an implied covenant of good faith and fair dealing.

             (b) The affirmative vote of the holders of a majority of the shares of Parent Common Stock present in person or by proxy at a duly convened and held meeting of the stockholders of Parent is necessary to approve the issuance by Parent of the shares of Parent Common Stock pursuant to the terms hereof. Such vote is the only vote of the holders of any class or series of Parent's capital stock required in connection with this Agreement and the transactions contemplated hereby.

         6.3 CAPITALIZATION. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, $.01 par value ("Parent Preferred Stock"). As of December 15, 1998, there were (a) 6,863,502 shares of Parent Common Stock issued and outstanding,
(b) no shares of Parent Preferred Stock issued and outstanding, (c) 1,283,750 shares of Parent Common Stock issuable upon exercise of outstanding options to purchase Parent Common Stock, and (d) 961,418 shares of Parent Common Stock issuable upon exercise of outstanding warrants. The Parent Common Stock issuable in exchange for Company Common Stock and upon the exercise of Parent Options, when issued and delivered in accordance with the terms of this Agreement and the terms of the agreements governing such options, will constitute duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Parent Common Stock.


         6.4 NO VIOLATION. Neither the execution and delivery by Parent and Merger Sub of this Agreement and all agreements and documents contemplated hereby, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation, as amended, or Bylaws of Parent or the Articles of Incorporation or Bylaws of Merger Sub; (ii) violate any law, statute, rule, regulation, judgment, or decree applicable to Parent (iii) except as set forth in Schedule
6.4 of the Parent Disclosure Schedule, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Parent under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment, or obligation to which Parent is a party, or by which Parent or any of its properties is bound or affected; (iii) violate any law, statute, rule, regulation, judgment, or decree applicable to Parent; or (iv) other than the Regulatory Filings, require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

         6.5 SEC DOCUMENTS. Since the date on which a registration statement with respect to Parent Common Stock became effective with the Securities and Exchange Commission (the "Commission"), Parent has filed all forms, reports, and other documents (including all exhibits, schedules and annexes thereto) required to be filed by Parent with the Commission (collectively, the "Parent Reports"). Except to the extent that information contained in any Parent Report has been revised or superseded by a later Parent Report filed and publicly available prior to the date of this Agreement, as of their respective dates, the Parent Reports (a) were (and any Parent Reports filed after the date hereof will be) in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder, and (b) as of their respective filing dates did not (and any Parent Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Parent included in such reports (or incorporated therein by reference) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments) and fairly present in all material respects the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the periods then ended.

         6.6 NO CONSENT OR APPROVAL REQUIRED. Except as contemplated in Section
1.3 and for compliance with any applicable Blue Sky Laws, federal securities regulations, and Nasdaq requirements, no consent, approval, or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid execution and delivery by Parent of this Agreement or any other agreement or instrument to be executed and delivered by Parent hereunder, the consummation of the transactions provided for herein or therein or the issuance and delivery of the Parent Common Stock.

         6.7 ABSENCE OF CHANGE. Since September 30, 1998, no event or events have occurred, which individually or in the aggregate have had a Parent Material Adverse Effect, as hereafter defined, and there exists no condition or contingency that could reasonably be expected to result in a Parent Material Adverse Effect. A "Parent Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of the Parent, taken as a whole. Notwithstanding the foregoing, the parties acknowledge that the Parent is at an early stage of development of its business in an emerging market, that the business, the rate of growth and results of operations are all unpredictable, that the Parent has suffered losses from operations which are expected to continue through the date of Closing. It is therefore agreed that neither a less than 70% decline in net revenue received by the Parent from the third fiscal quarter to the fourth fiscal quarter of 1998 nor any increase in loss suffered by the Parent from one fiscal quarter to the next shall be deemed to result in a Parent Material Adverse Effect.

         6.8 BROKERAGE. Except as set forth on Schedule 6.8 of the Parent Disclosure Schedule, there are no claims for financial advisory or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent.

         6.9 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The accounts receivable reflected on the balance sheet contained in the latest Parent Report filed with the Commission pursuant to the Exchange Act and all accounts receivable of Parent that arose thereafter are valid and arose out of bona fide transactions in the ordinary course of business. Schedule 6.9 of the Parent Disclosure Schedule sets forth a list of any such accounts receivable that Parent considers to be doubtful accounts.

         6.10 LITIGATION. Except as set forth in Schedule 6.10 of the Parent Disclosure Schedule, there are no claims, actions, suits, investigations, or proceedings (public or private) pending against or affecting Parent or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity. Except as set forth in Schedule 6.10 of the Parent Disclosure Schedule, to the knowledge of Parent, there are no claims, actions, suits, investigations, or proceedings (public or private) threatened against or affecting Parent or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Schedule 6.10 of the Parent Disclosure Schedule, there are no existing orders, judgments, settlements, injunctions, or decrees of any court or governmental agency that apply to Parent or any of its assets, properties, business, or operations. Except as set forth in Schedule 6.10 of the Parent Disclosure Schedule, since January 1, 1994, no product liability, warranty, or similar claims have been made against Parent except routine claims in the ordinary course of business (i.e., claims relating to defective products that have been satisfied by Parent solely by replacement of products or adjustment or refunding of purchase price or substantially equivalent credit on future orders) that, in the aggregate, would not have a Parent Material Adverse Effect. Except as set forth in Schedule 6.10 of the Parent Disclosure Schedule, since January 1, 1994 the Company has not entered into any settlement agreements relating to the compromise or dismissal of any litigation involving Parent or any of its properties or assets. Nothing contained in any settlement agreement to which Parent is a party prevents Parent in any way from carrying out its business as now conducted or as presently contemplated to be conducted, in any market, geographical area, or application, or interferes with Parent's utilization of its Proprietary Rights.

         6.11 PROPRIETARY RIGHTS. Except as set forth on Schedule 6.11 of the Parent Disclosure Schedule: (i) to Parent's knowledge, Parent has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of third parties, (ii) Parent (and its employees with responsibility for Proprietary Rights matters) has not received any written charge, complaint, claims, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Parent must license or refrain from using any Proprietary Rights of any third party), (iii) to the knowledge of Parent (and employees with responsibility for Proprietary Rights matters), there is no basis for any as-yet unasserted charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Parent must license or refrain from using any Proprietary Rights of any third party), or (iv) to the knowledge of Parent (and employees with responsibility for Proprietary Rights matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of Parent.

         6.12 ROYALTIES. All royalties, license fees, and other fees relating to Parent's use of Proprietary Rights have been or will be paid in full as and when due. Except as set forth in Schedule 6.12 of the Parent Disclosure Schedule, to Parent's knowledge, the method used by Parent to calculate all royalties, license fees, and other fees relating to Parent's use of Proprietary Rights is correct and accurate and in accordance with the terms of any agreements Parent has with any third party relating to the use of such party's Proprietary Rights.

         6.13 YEAR 2000 COMPLIANCE. The disclosure contained in the latest Parent Report filed with the Commission pursuant to the Exchange Act concerning the Year 2000 Compliance of the Systems and Products utilized and distributed by Parent is true and correct, except for such misstatements or omissions that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

         6.14 LABOR RELATIONS. There are no material controversies pending or, to the knowledge of Parent, threatened, between Parent and any of its respective employees, former employees, or applicants for employment. Parent has complied in all respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, federal immigration law, and the payment of social security and similar taxes, except as would not be reasonably expected to have a Parent Material Adverse Effect. Parent is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. None of the employees of Parent are covered by any collective bargaining agreement and, to the knowledge of Parent, there are no organizational efforts currently being made or threatened involving any employees of Parent. All employee severance or change of control policies covering any employee of the Company are described in or filed as exhibits to the Parent Reports and no such employee is entitled to any severance or change of control benefits not described therein.

         6.15 CERTAIN EMPLOYEE MATTERS. Except as set forth on Schedule 6.15 of the Parent Disclosure Schedule, all current and former members of management, key (including sales and recruiting) personnel and consultants (whether employees or independent contractors) of Parent have executed and delivered to Parent a confidential information agreement restricting such person's right to disclose confidential information of Parent. Except as set forth on Schedule
6.15 of the Parent

Disclosure Schedule, all such members of management, key personnel and consultants of Parent have been party to a "work-for-hire" arrangement or proprietary rights agreement with Parent pursuant to which either (i) in accordance with applicable federal and state law, Parent has been accorded full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) there has been conveyed to Parent by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property thereby arising. No employee, agent, consultant or contractor of Parent who has contributed to or participated in the conception and development of proprietary rights of Parent has asserted in writing or, to Parent's knowledge, threatened any claim against Parent in connection with such person's involvement in the conception and development of the proprietary rights of Parent and, to the knowledge of Parent, no such person has a reasonable basis for any such claim.

         6.16 ENVIRONMENTAL MATTERS. There has been no "release or threatened release of a hazardous substance" (as defined in CERCLA) or any other activities of Hazardous Material on, under, about, or from any real property owned or leased by Parent (collectively, the "Parent Real Property") other than those activities that have not resulted and could not reasonably be expected to result in any material liability on the part of Parent. To the knowledge of Parent, all hazardous waste generated at Parent's properties have been disposed of at sites that maintain valid permits under RCRA and any other applicable Environmental Requirement. To the knowledge of Parent and except as set forth in Section 6.16 of the Parent Disclosure Schedule, there are no underground tanks, PCBs, or asbestos containing materials on the Parent Real Property. Except as set forth in Schedule 6.16 of the Parent Disclosure Schedule, Parent does not have any written notice of any pending formal or informal assertion by any governmental agency or other person that Parent or any predecessor business or owner or operator of Parent Real Property may be a responsible or potentially responsible party in connection with any violation or obligation arising under any Environmental Requirement at any site or facility (including the Parent Real Property itself).

         6.17 ERISA. Neither Parent nor any ERISA Affiliate of Parent maintains or contributes to or is obligated to contribute to, and has ever maintained or contributed to or been obligated to contribute to, (i) any Multiemployer Plan,
(ii) any a Multiple Employer Plan or (iii) except as set forth in Schedule 6.17 of the Parent Disclosure Schedule, any Plan, including but not limited to a Pension Plan. With respect to the Plan(s) disclosed in Schedule 6.17 of the Parent Disclosure Schedule:

                  (i) Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law. Any such Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of Parent, nothing has occurred that would cause the loss of such qualification. Parent and each ERISA Affiliate of Parent has made all required contributions to any such Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
         Section 412 of the Code has been made with respect to any such Plan.

                  (ii) There are no pending claims (other than routine claims for benefits) or, to the knowledge of Parent, threatened claims, actions, or lawsuits, or action by any governmental authority, with respect to any such Plan, and there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any such Plan.

                  (iii) (1) the execution of, and the performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan that will or is reasonably expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee;
         (2) no such Plan which constitutes a Pension Plan (as defined below) has any Unfunded Pension Liability; (3) neither Parent nor any ERISA Affiliate of Parent has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any such Plan which constitutes a Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (4) neither Parent nor any ERISA Affiliate of Parent has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (5) neither Parent nor any ERISA Affiliate of Parent has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.18 POOLING OF INTERESTS TREATMENT. To Parent's knowledge, neither Parent nor any of its affiliates has taken or agreed to take any action or is aware of any condition which would prevent Parent from accounting for the transactions provided for herein as a Pooling-of-Interests.

         6.19 OPINION OF FINANCIAL ADVISOR. Parent or its Board of Directors has received the written opinion of Everen Securities dated December 15, 1998, to the effect that, as of the date thereof, the consideration to be paid in respect of the Company Common Stock and the Company Options is fair from a financial point of view to Parent. An executed copy of such opinion has been delivered to the Company.

                                  ARTICLE VII

                                   COVENANTS

         7.1 ALTERNATIVE PROPOSALS. The Company agrees that prior to June 1, 1999, (a) that they shall not, and they shall direct and use their best efforts to cause the Company's officers, directors, stockholders, employees, agents, and representatives (including, without limitation, any investment banker, attorney, or accountant retained by the Company) not to, initiate, solicit, or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation, or similar transaction involving the Company, or any purchase of all or any significant portion of the assets or any equity securities of the Company, or any initial public offering or private placement of the securities of the Company (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or, consistent with their corporate fiduciary obligations, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal;
(b) that they will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing, and they will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.1; and (c) that they will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company; provided, however, that, notwithstanding any other provision hereof, the Company may (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with the Company or its representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made a bona fide Alternative Proposal in writing prior to the date upon which this Agreement and the Merger shall have been approved and adopted by the required vote of the stockholders of the Company, (y) the Company's Board of Directors concludes in good faith (after consultation with its financial advisor) that the acquisition transaction contemplated by such Alternative Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Alternative Proposal and the person making the Alternative Proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger contemplated by this Agreement (any such Alternative Proposal, a "Company Superior Proposal") and (z) the Company's Board of Directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such persons, the Company provides prompt notice to Parent to the effect that the Company is furnishing information to or entering into discussions or negotiations with such person. Nothing in this Section 7.1 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article X hereof),
(y) permit the Company to enter into any agreement with respect to an Alternative Proposal prior to the termination of this Agreement pursuant to
Article X (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of the Company under this Agreement. Notwithstanding the foregoing, in the event that the Board of Directors of the Company shall conclude in good faith, after considering applicable state law, and after consultation with outside counsel, that such action is required for it to act in a manner consistent with its fiduciary duties under applicable law, the Board of Directors of the Company may withdraw or modify its approval or recommendation of this Agreement and the Merger.

         7.2 ESCROW OF SOURCE CODE. Immediately upon the execution of this Agreement, the Company shall execute and deliver to Parent the Source Code Escrow Agreement attached as Exhibit A to this Agreement and shall deliver the source codes for the Products into escrow as provided therein.

         7.3 INTERIM OPERATIONS.

         Prior to the Effective Time, except as authorized by any other provision of this Agreement, unless Parent has consented in writing thereto, the Company will not do any of the things enumerated in Section 5.8(b). Further, the Company:

             (a) shall conduct its operations according to its usual, regular, and ordinary course in substantially the same manner as heretofore conducted;

             (b) shall use its best efforts to preserve intact its business organization and goodwill, keep available the services of its officers, employees, and partners and maintain satisfactory relationships with those persons having business relationships with them;

             (c) shall promptly deliver to Parent copies of monthly trial balances taken from the books of account of the Company and prepared in the ordinary course of business;

             (d) will maintain the existence of and protect its Proprietary Rights;

             (e) will comply in all material respects with applicable contractual obligations;

             (f) will operate the Company businesses in compliance with all applicable municipal, county, state, federal, and foreign laws, regulations, ordinances, standards, and orders as now in effect (including, without limitation, the building, zoning, and life safety codes as currently applied with respect thereto) where the failure to comply therewith would have a Company Material Adverse Effect.

             (g) will pay as and when due the accounts payable that arise in the ordinary course of its business except to the extent that the amount owing is being duly contested by the Company and such contest does not have a Company Material Adverse Effect and adequate reserves therefore are reflected on the Company Balance Sheet in accordance with the representations and warranties contained in this Agreement;

             (h) will provide to Parent copies of all material documents that relate to, and, upon request, with verbal or written updates concerning the status of any litigation filed as of the date hereof or filed from and after the date hereof by or against the Company after the date of this Agreement but prior to the Closing Date where the amount claimed or assessed by management of the Company is likely to be claimed exceeds $3,000;

             (i) will permit Parent and its employees, agents, consultants, accounting, and legal representatives to have reasonable access to all books, records, contracts, leases, key personnel, property, plant, and equipment of the Company during normal business hours and furnish to Parent such information concerning the operations of the Company as Parent or its representatives may reasonably request.

         7.4 REGISTRATION STATEMENT/PROXY STATEMENT.

             (a) Parent shall prepare and file with the Commission as soon as practicable after the date hereof a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act, as amended, with respect to the Parent Common Stock issuable in the Merger, which Registration Statement shall also serve as a "Proxy Statement" for purposes of obtaining the approval of Parent's stockholders of this Agreement and a "Proxy Statement/Prospectus" for purposes of obtaining the approval of the Company's stockholders of this Agreement. Parent will cause the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. Parent shall use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement, and Parent will pay all expenses incident thereto. Parent agrees that the Registration Statement and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of stockholders of the Company or of Parent will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Parent in reliance upon and in conformity with written information concerning the Company furnished to Parent by the Company specifically for use in the Registration Statement. The Company agrees that the written information concerning the Company provided by it for inclusion in the Registration Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the stockholders of the Company or of Parent, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Registration Statement will be made by Parent without the approval of the other party. Parent will advise the Company, promptly after it receives notice, of the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by any state securities regulating authority for amendment of the Registration Statement, or requests by any state securities regulatory authority for additional information.

             (b) Parent, Merger Sub, and the Company shall cooperate with one another in the preparation and filing of the Registration Statement and shall use their reasonable best efforts to promptly obtain and furnish the information required to be included in the Registration Statement and to respond promptly to any comments or requests made by the Commission with respect to the Registration Statement. Each party hereto shall promptly notify the other parties of the receipt of comments of, or any requests by, the Commission with respect to the Registration Statement and shall promptly supply the other parties with copies of all correspondence between such party (or its representatives) and the Commission (or its staff) relating thereto. Parent, Merger Sub, and the Company each agrees to correct any information provided by it for use in the Registration Statement that shall have become, or is, false or misleading.

         7.5 MEETING OF STOCKHOLDERS. Each of Parent and the Company will take all action necessary in accordance with applicable law and their respective charter documents to convene a meeting of their respective stockholders on or before March 31, 1999 to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. Subject to Section 7.1 of this Agreement, the Board of Directors of each of Parent and the Company shall recommend such approval and each of Parent and the Company shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement or the Proxy Statement/Prospectus, as applicable, to their respective stockholders. The Board of Directors of Parent shall nominate Tom Loutzenheiser and a second person selected by the Company and acceptable to Parent to serve as a Class II and a Class I director, respectively, of Parent upon the consummation of the Merger and shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to cause its stockholders to consider and vote upon the election of such persons as directors of Parent.

         7.6 NOTICES TO HOLDERS OF COMPANY OPTIONS. The Company will take all actions necessary in accordance with applicable law and the terms of the Company Option Plans to provide all required notice of the Merger to the holders of Company Options.

         7.7 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Company and Parent shall and shall cause any appropriate other party to: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits, or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper, or appropriate to consummate and make effective the transactions contemplated by this Agreement.

         7.8 DELIVERY OF FINANCIAL STATEMENTS.

             (a) Parent has delivered audited financial statements, prepared in accordance with GAAP consistently applied, as of and for the two years ended December 31, 1996 and 1997 and unaudited financial statements, also prepared in accordance with GAAP consistently applied, as of and for the nine months ended September 30, 1998. The Company has delivered audited financial statements, prepared in accordance with GAAP consistently applied, as of and for the year ended December 31, 1997, and unaudited financial statements, also, prepared in accordance with GAAP consistently applied, as of and for the year ended December 31, 1996 and the nine months ended September 30, 1997 and 1998. All such audited financial statements were prepared by independent certified public accounting firms, licensed and certified to practice before the Commission. Parent shall reimburse the Company for one-half of all costs incurred by the Company in connection with its delivery of its audited financial statements up to a maximum reimbursement of $12,500.

             (b) If the Registration Statement is not declared effective on or before February 14, 1998, Parent and the Company shall each deliver to each other audited financial statements, prepared in accordance with GAAP consistently applied, as of and for the year ended December 31, 1998, on or before February 28, 1998; and in any event, such audited financial statements shall be delivered at least 10 days prior to the Closing.

             (c) Prior to the Effective Time, Parent shall promptly deliver to the Company copies of monthly trial balances taken from the books of account of Parent at the end of each month and prepared in the ordinary course of business.

         7.9 RELEASE OF GUARANTY. Upon the consummation of the Merger as set forth in this Agreement, Tom Loutzenheiser and Gayl Loutzenheiser shall be released from all obligations arising under that certain Guaranty Agreement dated December 2, 1998 between Mr. Loutzenheiser, Ms. Loutzenheiser and Parent and that certain Stock Pledge Agreement dated December 2, 1998 between Mr. Loutzenheiser, Ms. Loutzenheiser and Parent

         7.10 PUBLICITY. Each of Parent and the Company shall, subject to Parent's legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other before issuing any press release or otherwise making public statements with respect to the transactions contemplated hereby.

         7.11 LISTING APPLICATION. Parent shall promptly prepare and submit to the Nasdaq a listing application covering the shares of Parent Common Stock issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice of issuance.

         7.12 FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions set forth herein or the waiver thereof, directly or by or through its officers or directors, perform such further acts and execute such documents whether before or after the Effective Time as may be reasonably required to effect the Merger. In addition, subject to the limitations set forth in this Agreement, and unless specifically prohibited by applicable law, each party will use its best efforts to cause all of the conditions to Closing set forth in this Agreement that are within its control to be satisfied prior to the Closing Date and will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement or that would cause any representation, warranty, or covenant made by it in this Agreement or in any certificate, list, exhibit, or other instrument furnished or to be furnished pursuant hereto, or in connection with the transaction contemplated hereby, to be untrue in any material respect as of the Effective Time.

         7.13 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein (including the provisions of Section 7.8(a) relating to the Company accounting expenses).

         7.14 POOLING. From and after the date hereof and until the expiration of the Restricted Period (as defined below), neither Parent nor the Company shall or shall permit any of its subsidiaries or controlled affiliates to take, and Parent and the Company shall use their respective best efforts to cause their other affiliates not to take, any action, or fail to take any action, that would jeopardize the treatment of the Merger as a Pooling of Interests. For purposes hereof, the Restricted

Period shall mean the period commencing on the date hereof and terminating on the date on which thirty days of combined operations are publicly announced by Parent in accordance with the provisions of Section 7.15 hereof.

         7.15 PUBLICATION OF FINANCIALS. As promptly as reasonably practicable after the first complete fiscal quarter after the Effective Time that includes at least 30 days of combined operations of the Company and Parent, Parent will cause to be publicly reported in a Quarterly Report on Form 10-QSB financial statements of Parent that include such combined operations.

         7.16 TAX MATTERS. Parent and Merger Sub covenant and agree that: (i) they will treat and cause the Surviving Corporation to treat the Merger as a reorganization qualifying under Section 368(a)(2)(E) of the Code and will file and cause the Surviving Corporation to file all returns and reports (including without limitation those required under Treasury Regulation Section 1.368-3) as required and in a manner consistent with such treatment and (ii) they will take no action that will prevent or be inconsistent with treating the Merger as a reorganization qualifying under Section 368(a)(2)(E) of the Code.

         7.17 VOTING AGREEMENTS. Concurrently with the execution of this Agreement, Apexx stockholders who together own a majority of the outstanding shares of Company Common Stock, including Tom Loutzenheiser, Gayl Loutzenheiser, David Dahms, Albert Youngwerth, Heather Youngwerth, Lawrence Lynch, George Minow, Chris Minow, William Guy Rivers and Ray Jenks shall enter into a voting agreement substantially in the form of the agreement set forth as Exhibit B to this Agreement.

         7.18 EMPLOYMENT AGREEMENTS. Concurrently with the execution of this Agreement, each of Tom Loutzenheiser, Albert Youngwerth, John Hanousek and Ray Jenks shall enter into the employment agreements set forth as Exhibit C-1, C-2, C-3 and C-4, respectively, to become effective after the Effective Time.

                                  ARTICLE VIII

                                   CONDITIONS

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

             (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of Company and of Parent.

             (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed.

             (c) No action, suit, proceeding, or investigation to suspend the offering of Parent Common Stock in connection with the Merger shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Parent Common Stock to be issued to the Company stockholders in connection with the Merger shall have been received.

             (d) The Registration Statement shall have become effective prior to the mailing by each of the Parent and Company of the Proxy
Statement/Prospectus to their respective stockholders, and no stop order suspending the effectiveness of the Registration Statement shall then be in effect.

             (e) All consents, authorizations, orders, and approvals of (or filings or registrations with) any governmental commission, board, or other regulatory body required in connection with the execution, delivery, and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

             (f) The Parent Common Stock to be issued to the Company stockholders in connection with the Merger shall have been approved for listing on the Nasdaq, subject only to official notice of issuance.

             (g) No action, suit, or proceeding shall be pending or threatened by or before any court or governmental body in which an unfavorable judgment, order, or decree would prevent any of the transactions contemplated hereby or cause any such transaction to be declared unlawful or rescinded or that could reasonably be expected to cause a Company Material Adverse Effect or a Parent Material Adverse Effect.

             (h) Parent shall have been advised by BDO Seidman, LLP that, based on the information available to BDO Seidman, LLP and assuming compliance by Parent and the stockholders of the Company with their covenants and agreements in this Agreement and the agreements to be entered into in connection with the consummation of the transactions contemplated by this Agreement, the Merger will be treatable as a Pooling of Interests; provided, however, that if this closing condition shall not have been satisfied or waived prior to the Closing Date, Parent or the Company shall, if requested by the other party, negotiate in good faith to make such adjustments to the terms and conditions of this Agreement as would enable Parent and the Company to proceed with the Merger on the purchase method of accounting, without restrictions required under the Pooling-of- Interests treatment.

             (i) Parent, Merger Sub, the Company, and the Escrow Agent shall have entered into the escrow agreement set forth as Exhibit D hereto (the "Escrow Agreement").

             (j) Each of Tom Loutzenheiser, Albert Youngwerth, John Hanousek and Ray Jenks shall not have repudiated in any manner the employment agreements set forth as Exhibit C-1, C-2, C-3 and C-4, respectively.

             (k) Davis, Graham & Stubbs LLP shall have rendered an opinion, in form and substance reasonably satisfactory to Parent and the Company, that the Merger qualifies as a tax-free reorganization under Section 368(a) of the Code (which shall be supported in part by customary certificates of officers of Parent and the Company).

             (l) All documents and instruments to be delivered by the parties in connection with the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the parties and their respective counsel, and the parties shall have received such other documents and instruments as they may reasonably request in connection therewith.

         8.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

             (a) Parent shall have performed in all respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and Company shall have received a certificate of the President or a Vice President of Parent, dated the Closing Date, certifying to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 8.2(a) shall be deemed to have been satisfied even if such performance has not occurred or such representations or warranties are not true and correct, unless the failure to perform or the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a Parent Material Adverse Effect.

             (b) There shall have been delivered to the Company certificates, dated within five days of the Closing Date, of the Secretary of State of the State of Delaware and the State of Idaho, with respect to the incorporation, subsistence, and good legal standing of Parent and Merger Sub, respectively.

             (c) All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to the Company.

             (d) The average last sale price per share of Parent Common Stock for the ten (10) trading days prior to the Closing Date shall not be lower than $3.40; provided, however, that if this closing condition shall not have been satisfied or waived prior to the Closing Date, the Company shall, if requested by Parent, negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Merger on such adjusted terms.

             (e) There shall have been delivered to the Company certificates, dated the Closing Date, of the President or Vice President and Secretary, respectively, of Parent and Merger Sub (i) to the effect that the Certificate of Incorporation of Parent and Articles of Incorporation of Merger Sub have not been amended since the date of the Certificates referred to in Section 8.2(b) above, (ii) attaching a true and complete copy of the Bylaws of Parent and Merger Sub as in effect on the Closing Date, and (iii) attaching a true and complete copy of the resolutions of the Board of Directors of Parent and Merger Sub approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby.

             (f) There shall have been delivered to the Company certificates, dated the Closing Date, with respect to the incumbency and signatures of all officers of Parent and Merger Sub signing this Agreement and any other certificate, agreement, or instrument delivered on behalf of Parent in connection with this Agreement.

             (g) Parent shall have fully implemented a mutually agreed upon marketing plan in the first quarter of 1999, in accordance with the provisions of Exhibit E attached hereto, including, without limitation, fully funding the marketing spending levels set forth therein.

             (h) Parent shall have delivered to the Company an opinion of its counsel in the form attached hereto as Exhibit F.

         8.3 CONDITIONS TO OBLIGATION OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

             (a) The Company shall have performed in all respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date as if made on the Closing Date, and Parent shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 8.3(a) shall be deemed to have been satisfied even if such performance has not occurred or such representations or warranties are not true and correct, unless the failure to perform or the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a Parent Material Adverse Effect.

             (b) The status of any litigation of the Company as described in
Schedule 5.14 of the Company Disclosure Schedule and/or the terms of any agreements relating to the compromise or dismissal of any action, suit or proceeding described in Schedule 5.14 of the Company Disclosure Schedule (subject to any restrictions on the disclosure of such terms) shall be satisfactory to Parent.

             (c) Other than with respect to a default identified in the Company Disclosure Schedule as of the date of this Agreement, the Company shall not be in default of any obligation, where said default cannot be cured by the Closing Date, under any of the Material Contracts, unless any such defaults, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect.

             (d) All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to Parent.

             (e) The average last sale price per share of Parent Common Stock for the ten (10) trading days prior to the Closing Date shall not be higher than $9.00; provided, however, that if this closing condition shall not have been satisfied or waived prior to the Closing Date, Parent shall, if requested by the Company, negotiate in good faith with the Company to make such adjustments to the terms and conditions of this Agreement as would enable Parent to proceed with the Merger on such adjusted terms.

             (f) The number of Dissenting Shares shall not consist of more than five percent (5%) of the issued and outstanding Company Common Stock.

             (g) The holders of at least ninety-five percent (95%) of the issued and outstanding Company Common Stock shall have executed and delivered to the Company the Stockholders Agreement (as defined in Section 9.4).

             (h) There shall have been delivered to Parent a certificate, dated within five days of the Closing Date, of the Secretary of State of the State of Idaho, listing all charter documents of the Company on file in the office of said Secretary of State and copies of the Articles of Incorporation of the Company and all amendments thereto, certified as true and correct by said Secretary of State within five days of the Closing Date.

             (i) There shall have been delivered to Parent a certificate, dated within five days of the Closing Date, of the Secretary of State of the State of Idaho, with respect to the incorporation, subsistence, and good legal standing of the Company.

             (j) There shall have been delivered to Parent a certificate, dated within five days of the Closing Date, of the Secretary of State of the State of Idaho or such other jurisdictions, with respect to the authorization by such jurisdiction of the Company to transact business in the jurisdictions identified in Schedule 5.1 of the Company Disclosure Schedule.

             (k) There shall have been delivered to Parent a certificate, dated the Closing Date, of the Secretary of the Company (i) to the effect that the Company's Articles of Incorporation have not been amended since the date of the Certificate referred to in Section 8.3(h) above, (ii) attaching a true and complete copy of the Company's Bylaws as in effect on the Closing Date, and
(iii) attaching a true and complete copy of the resolutions of the Company's Board of Directors approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby.

             (l) There shall have been delivered to Parent a certificate, dated the Closing Date, with respect to the incumbency and signatures of all officers of the Company signing this Agreement and any other certificate, agreement or instrument delivered on behalf of the Company in connection with this Agreement.

             (m) There shall have been no change in the financial condition or results of operations of the Company from that reflected in the Company Balance Sheet so as to result in a Company Material Adverse Effect.

             (n) The Company shall have delivered to Parent an opinion of its counsel in the form attached hereto as Exhibit G.

             (o) Representatives of the Company shall, in the presence of Parent, have performed a successful live build demonstration of the Software. Such live demonstration shall be reasonably designed and performed so that Parent may have the opportunity to confirm to its satisfaction that the source code version of each of the Software deliverables hereunder readily produces the corresponding object code version. Such build demonstration shall be "successful" if (i) it demonstrates to Parent's reasonable satisfaction the accomplishment of any and all steps as are necessary readily to produce fully functional object code from the source code, including without limitation, any steps in which the source code is compiled, assembled, linked and/or interpreted so as to produce the object code version of such Software, and (ii) such production of object code is otherwise in accordance with the relevant representations and warranties made by the Company in this Agreement.

             (p) Parent shall have received a letter, in form and substance satisfactory to Parent, from Pacific Crest, (i) stating that Pacific Crest shall look only to the Company's stockholders for any fees or expenses in excess of $200,000 otherwise payable by the Company to Pacific Crest, (ii) waiving all of Pacific Crest's right to collect any fees or expenses in excess of $200,000 from the Company or Parent, and (iii) agreeing that the Company's $200,000 obligation to Pacific Crest shall be paid as follows: $50,000 at the time of the Closing, and the balance of $150,000 on the earlier of 45 days after the Closing or upon the completion of a private placement by Parent of securities of the Parent with a total value of at least $2,000,000.

                                   ARTICLE IX

                          ESCROW; LIMITS ON LIABILITY

         9.1 DELIVERY OF PARENT COMMON STOCK TO THE ESCROW AGENT. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Escrow Agent, for the benefit of the holders of shares of the Company Common Stock (other than Dissenting Shares), for distribution in accordance with this
Article IX, the Deferred Merger Consideration (the "Deferred Merger Consideration Fund"). For tax purposes, the Parent Common Stock held by the Escrow Agent shall be treated as owned by the beneficial holders of the Parent Common Stock (rather than by the Parent or any affiliate of the Parent). The beneficial holders of the Parent Common Stock shall be entitled to direct the manner in which the Escrow Agent shall vote the shares of Parent Company Common Stock held in the Deferred Merger Consideration Fund.

         9.2 DIVIDENDS DECLARED AFTER THE EFFECTIVE TIME. Any dividends or other distributions with respect to the Parent Common Stock comprising the Deferred Merger Consideration that are declared after the Effective Time but prior to the date any Deferred Merger Consideration is paid by the Escrow Agent to the Company's stockholders shall be paid to the Escrow Agent, deposited by the Escrow Agent into the Deferred Merger Consideration Fund, and distributed by the Escrow Agent in accordance with this Article IX. Any dividends or distributions with respect to the Deferred Merger Consideration relating to record dates for such dividends or distributions after the Effective Time shall be deposited with the Exchange Agent and shall constitute part of the Deferred Merger Consideration.

         9.3 SURVIVAL OF REPRESENTATIONS. Notwithstanding any examination made by or on behalf of Parent or Merger Sub, the knowledge of Parent or Merger Sub or any of the respective officers, directors, stockholders, employees, or agents of Parent or Merger Sub, or the acceptance by any party of any certificate or opinion, the representations, warranties, covenants, and agreements set forth in this Agreement, or in any writing delivered by the Company in connection with this Agreement, shall survive the consummation of the transactions contemplated hereby and shall expire on the Survival Date.

         9.4 INDEMNITY. On or prior to the Closing Date, the holders of at least ninety-five percent (95%) of the issued and outstanding Company Common Stock shall have executed and delivered to the Company an agreement with respect to the indemnification of Parent and Merger Sub with respect to breaches of the terms and conditions of this Agreement (the "Stockholders Agreement"), which Stockholders Agreement shall be substantially in the form of Exhibit H attached hereto. Except for the rights granted to Parent pursuant to
Section 9.5 hereof, the Escrow Agreement and the Stockholders Agreement shall govern Parent's rights in the event of a breach of any representation, warranty, covenant, or agreement contained in this Agreement or any document contemplated hereby.

         9.5 APPLICATION BY PARENT TO ESCROW AGENT FOR PAYMENT OF CLAIMS. On or prior to the Closing Date, the Company, Parent, Merger Sub, and a designated representative of the holders of the Company Common Stock shall execute and deliver the Escrow Agreement, which Escrow Agreement shall provide for Parent's right to seek payment for a breach of any representation, warranty, covenant, or agreement contained in this Agreement or any document contemplated hereby from the Deferred Merger Consideration Fund. Parent's right to seek payment of any such claim from the Deferred Merger Consideration Fund shall be governed by the Escrow Agreement.

         9.6 DISTRIBUTION OF DEFERRED MERGER CONSIDERATION TO THE COMPANY'S STOCKHOLDERS. The Escrow Agent shall, in accordance with and the times provided in the Escrow Agreement, deliver to the Company's stockholders (other than holders of Dissenting Shares) each stockholder's pro rata share of any cash and securities constituting Deferred Merger Consideration remaining after the payment of any claims by Parent for breaches of any representation, warranty, covenant, or agreement contained in this Agreement or any document contemplated hereby.

         9.7 UNCLAIMED FUNDS. Any portion of the Deferred Merger Consideration Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company two years after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this Article IX and the Escrow Agreement shall thereafter look only to the Surviving Corporation for payment of their shares of Parent Common Stock, and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of the Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         9.8 LIMITS ON LIABILITY. The limitations on the liability of the former stockholders of the Company shall be set forth in the Stockholders' Agreement. Notwithstanding anything to the contrary in this Agreement or any agreement or document contemplated hereby, Parent's aggregate liability for breaches of the representations, warranties or covenants made in this Agreement, or in any agreement or document contemplated hereby, shall not exceed $700,000.

                                   ARTICLE X

                                  TERMINATION

         10.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company, by the mutual consent of Parent and the Company.

         10.2 TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by June 1, 1999 (the "Outside Closing Date"), or (b) all conditions to Closing set forth in Section 8.1 shall not have been waived or satisfied by the Outside Closing Date; provided, that the party seeking to terminate this Agreement as a result of the failure of the conditions set forth in Sections 8.1(c), (d) or (g) hereof shall have used all reasonable efforts to remove such injunction, order, or decree; and provided, further, in the case of a termination under either Section 10.2(a) or Section 10.2(b) hereof, the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger.

         10.3 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of the Company referred to in Section 8.1(a) hereof, by action of the Board of Directors of the Company, if (a) the Board of Directors of Parent shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger to Parent's stockholders, (b) all conditions to Closing set forth in Section 8.2 of this Agreement shall not have been waived or satisfied by the Outside Closing Date, or (c) the Board of Directors of the Company shall conclude in good faith, after considering applicable state law, after consulting with outside counsel, that in light of a Company Superior Proposal such action is required to act in a manner consistent with its fiduciary duties under applicable law. If the Company desires to terminate this Agreement pursuant to Section 10.3(c) hereof, the Company may (only prior to the approval of this Agreement by the Company's stockholders) terminate this Agreement solely in order to concurrently enter into a definitive acquisition agreement or similar agreement with respect to any Company Superior Proposal. The Company may not terminate the Agreement pursuant to this Section 10.3(c) until after the second business day following delivery to Parent of written notice advising Parent that the Board of Directors of the Company is prepared to enter into a definitive acquisition agreement with respect to a Company Superior Proposal and only if, during such two-business day period, the Company shall, if requested by Parent, have negotiated in good faith with Parent to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Merger on such adjusted terms.

         10.4 TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of Parent hereof, by action of the Board of Directors of Parent, if (a) the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger, (b) the Board of Directors of the Company shall have recommended an Alternative Proposal to the Company's stockholders, or (c) all conditions to Closing set forth in Section 8.3 hereof shall not have been waived or satisfied by the Outside Closing Date.

         10.5 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article X, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 10.5 and Section 7.12 and except for the provisions of Sections 11.2, 11.3, 11.5, 11.6, 11.7, 11.11, 11.12, and 11.13 and pursuant to any confidentiality agreement signed by the parties hereto. Notwithstanding the foregoing, in the event of termination of this Agreement pursuant to Section 10.3 or 10.4, nothing herein shall prejudice the ability of the non-terminating party from seeking damages from any other party for any termination of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law for damages or in equity. Notwithstanding anything to the contrary in this Agreement, if the Company terminates this Agreement pursuant to Section 10.3(a) hereof because of Parent's actions in withdrawing or modifying its recommendation of this Agreement or the Merger to Parent's stockholders, the Company shall be entitled to liquidated damages equal to $750,000 (the "Company Breakup Fee"). The Company Breakup Fee shall be payable by Parent in cash by wire transfer of immediately available funds within twenty (20) business days following the termination of this Agreement pursuant to Section 10.3(b) hereof. Notwithstanding anything to the contrary in this Agreement, if Parent terminates this Agreement pursuant to Section 10.4(b) hereof because of the Company's actions in recommending an Alternative Proposal to the Company's stockholders, Parent shall be entitled to a fee equal to $2,000,000 (the "Parent Breakup Fee"). The Breakup Fee shall be payable by the Company in cash by wire transfer of immediately available funds within twenty (20) business days following the termination of this Agreement pursuant to Section 10.4(b) hereof.

         10.6 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 CONFIDENTIALITY. The Company agrees that it shall, and it shall direct and use its best efforts to cause its officers, directors, stockholders, employees, agents, and representatives to, keep the existence of this Agreement and the terms of the transactions contemplated hereby strictly confidential and to not disclose such matters to any third party without Parent's prior written consent. The Company acknowledges that Parent has certain reporting obligations as a public company, and agrees that Parent may make public disclosure of the existence of this Agreement and the terms of the transactions contemplated hereby at such time as it believes it to be prudent to do so, based upon the advice of counsel and with notice to and consultation with the Company.

         11.2 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by same day or overnight courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:


If to Parent or Merger Sub:                If to the Company:

eSoft, Inc.                                Apexx Technology, Inc.
5335-C Sterling Drive                      506 South 11th Street
Boulder, Colorado  80301                   Boise, Idaho  83702
Attn:  President                           Attn: President
Telephone:  (303) 444-1600                 Telephone: (208) 336-9400
Facsimile:   (303) 444-1640                Facsimile:  (208) 336-9445

With copies to:                            With copies to:

Davis, Graham & Stubbs LLP                 Hawley Troxell Ennis & Hawley LLP
370 17th Street, Suite 4700                877 Main Street, Suite 1000
Denver, Colorado 80202                     Boise, Idaho 83701
Attn:  Lester R. Woodward                  Attn: Paul M. Boyd
Telephone:  (303) 892-7392                 Telephone: (208) 344-8000
Facsimile:  (303) 893-1379                 Facsimile: (208) 344-6505


or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, or delivered by courier or on the third day after the mailing thereof.

         11.3 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and certain stockholders of the Company (as to Article IX of this Agreement) and other named beneficiaries of covenants or agreements in the Agreement, or their respective heirs, successors, executors, administrators, and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         11.4 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Company Disclosure Schedule, the Parent Disclosure Schedule, the confidentiality agreements between the parties hereto and any schedules or agreements delivered in connection with this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No information previously provided, addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         11.5 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, Parent and Merger Sub, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         11.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Executed counterparts transmitted by fax shall be effective as originals.

         11.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         11.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         11.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         11.11 INCORPORATION OF EXHIBITS. The Company Disclosure Schedule, the Parent Disclosure Schedule and all Exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         11.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction unless the same is material to the terms of this Agreement, in the judgment of either party to this Agreement, in which case the parties shall negotiate in good faith to revise the same so as to be valid or enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.13 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 SUBSIDIARIES. As used in this Agreement, the word "Subsidiary" when used with respect to any Party means any corporation, partnership, or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner; provided, however, that in the case of Parent, a Subsidiary shall not include any corporation to be acquired by it concurrently with or subsequent to the acquisition of the Company.

         11.15 CONSENT. Whenever the consent or approval of a party is required by the terms of this Agreement, unless otherwise provided, the same shall not be unreasonably withheld or delayed.


                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                                            "PARENT"

                                            eSOFT, INC.



                                            By: /s/ Jeffrey Finn
                                               --------------------------------
                                               Name:  Jeffrey Finn
                                               Title: President


                                            "MERGER SUB"

                                            eSOFT ACQUISITION CORPORATION



                                            By: /s/ Jeffrey Finn
                                               --------------------------------
                                               Name:  Jeffrey Finn
                                               Title: President


                                            "THE COMPANY"

                                            APEXX TECHNOLOGY, INC.



                                            By: /s/ Tom Loutzenheiser
                                               --------------------------------
                                               Name:  Tom Loutzenheiser
                                               Title: President

                                   EXHIBIT A

                                   EXHIBIT B

                                  EXHIBIT C-1


             [Employment Agreement omitted; executed copy delivered
                        to the Executive and to Parent.]

                                  EXHIBIT C-2

             [Employment Agreement omitted; executed copy delivered
                       to the Executive and to Parent.]

                                  EXHIBIT C-3

             [Employment Agreement omitted; executed copy delivered
                       to the Executive and to Parent.]

                                  EXHIBIT C-4

             [Employment Agreement omitted; executed copy delivered
                       to the Executive and to Parent.]

                                   EXHIBIT D

                                   EXHIBIT E

                                   EXHIBIT F

                                   EXHIBIT G

                                   EXHIBIT H

                                   EXHIBIT I